                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                            MOHAWK INDUSTRIES, INC.,
                             WC ACQUISITION CORP.,
                              WORLD CARPETS, INC.
                                      AND

                    THE SHAREHOLDERS OF WORLD CARPETS, INC.



                          DATED AS OF OCTOBER 22, 1998

                               TABLE OF CONTENTS


PARTIES....................................................................  1

PREAMBLE...................................................................  1

ARTICLE 1  TRANSACTIONS AND TERMS OF MERGER................................  1

  1.1    Merger............................................................  1
  1.2    Time and Place of Closing.........................................  2
  1.3    Effective Time....................................................  2

ARTICLE 2  TERMS OF MERGER.................................................  2

  2.1    Charter...........................................................  2
  2.2    Bylaws............................................................  2
  2.3    Directors and Officers............................................  2
  2.4    Certain Closing Deliveries........................................  2

ARTICLE 3  MANNER OF CONVERTING SHARES.....................................  3

  3.1    Conversion of Shares..............................................  3
  3.2    Anti-Dilution Provisions..........................................  4
  3.3    Shares Held by Company or Acquiror................................  4
  3.4    Dissenting Shareholders...........................................  4
  3.5    Fractional Shares.................................................  5

ARTICLE 4  EXCHANGE OF SHARES..............................................  5

  4.1    Exchange Procedures...............................................  5
  4.2    Rights of Former Company Shareholders.............................  5
  4.3    Escrow Agreement..................................................  6
  4.4    Legending of Securities; Pooling Restrictions.....................  6

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE
            SHAREHOLDERS...................................................  7

  5.1    Organization, Standing, and Power.................................  7
  5.2    Authority of Company; No Breach By Agreement......................  7
  5.3    Capital Stock.....................................................  8
  5.4    Company Subsidiaries..............................................  9
  5.5    Financial Statements.............................................. 10
  5.6    Absence of Undisclosed Liabilities................................ 10
  5.7    Absence of Certain Changes or Events.............................. 10
  5.8    Tax Matters....................................................... 12
  5.9    Assets and Accounts Payable....................................... 14
  5.10   Intellectual Property............................................. 15
  5.11   Environmental Matters............................................. 15
  5.12   Compliance with Laws.............................................. 17
  5.13   Labor Relations................................................... 18
  5.14   Employee Benefit Plans............................................ 19
  5.15   Material Contracts................................................ 21
  5.16   Legal Proceedings................................................. 22

  5.17   Reports........................................................... 22
  5.18   Statements True and Correct....................................... 23
  5.19   Accounting, Tax and Regulatory Matters............................ 23
  5.20   State Takeover Laws............................................... 23
  5.21   Charter Provisions................................................ 23
  5.22   Board Recommendation.............................................. 23
  5.23   Compliance with the Immigration Reform and Control Act............ 23
  5.24   Legal Compliance.................................................. 24
  5.25   Year 2000......................................................... 24

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.................. 24

  6.1    Ownership of Shares............................................... 24
  6.2    Authority of Shareholders; No Breach By Agreement................. 25
  6.3    Purchase for Investment; Accredited Investor Status............... 26
  6.4    Statements True and Correct....................................... 26

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF ACQUIROR...................... 26

  7.1    Organization, Standing, and Power................................. 26
  7.2    Authority; No Breach By Agreement................................. 27
  7.3    Capital Stock..................................................... 28
  7.4    SEC Filings; Financial Statements................................. 28
  7.5    Absence of Certain Changes or Events.............................. 29
  7.6    Legal Proceedings................................................. 29
  7.7    Statements True and Correct....................................... 29
  7.8    Authority of Sub.................................................. 29
  7.9    Accounting, Tax and Regulatory Matters............................ 30

ARTICLE 8  CONDUCT OF BUSINESS PENDING CONSUMMATION........................ 30

  8.1    Affirmative Covenants of Company.................................. 30
  8.2    Negative Covenants of Company..................................... 30
  8.3    Covenants of Acquiror............................................. 32
  8.4    Adverse Changes in Condition...................................... 33

ARTICLE 9  ADDITIONAL AGREEMENTS........................................... 34

  9.1    Consent Solicitation Statement; Shareholder Approval.............. 34
  9.2    Exchange Listing.................................................. 34
  9.3    Applications; Antitrust Notification.............................. 34
  9.4    Filings with State Offices........................................ 34
  9.5    Agreement as to Efforts to Consummate............................. 34
  9.6    Investigation and Confidentiality................................. 35
  9.7    Press Releases.................................................... 35
  9.8    Certain Actions................................................... 36
  9.9    Accounting and Tax Treatment...................................... 37
  9.10   State Takeover Laws............................................... 37
  9.11   Charter Provisions................................................ 37
  9.12   Agreements of Affiliates.......................................... 37
  9.13   Agreement to Consent.............................................. 38
  9.14   Supplemental Disclosures.......................................... 38

  9.15   Employee Matters.................................................. 38

ARTICLE 10  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.............. 39

  10.1   Conditions to Obligations of Each Party........................... 39
  10.2   Conditions to Obligations of Acquiror............................. 40
  10.3   Conditions to Obligations of Company and the Shareholders......... 41

ARTICLE 11  INDEMNIFICATION................................................ 43

  11.1   Agreement of Shareholder Indemnitors to Indemnify................. 43
  11.1A  Agreement of Acquiror Indemnitor to Indemnify..................... 43
  11.2   Procedures for Indemnification.................................... 43
  11.3   Third Party Claims................................................ 44
  11.4   Exclusive Remedy.................................................. 45
  11.5   Survival.......................................................... 46
  11.6   Time Limitations.................................................. 46
  11.7   Limitations as to Amount.......................................... 46
  11.8   Tax Effect and Insurance.......................................... 47
  11.9   Escrow............................................................ 47
  11.10  Subrogation....................................................... 47
  11.11  Appointment of Indemnitor Representative.......................... 48
  11.12  Arbitration....................................................... 48
  11.13  Contribution Agreement............................................ 49

ARTICLE 12  TERMINATION.................................................... 49

  12.1   Termination....................................................... 49
  12.2   Effect of Termination............................................. 50
  12.3   Non-Survival of Acquiror Representations and Warranties........... 50

ARTICLE 13  MISCELLANEOUS.................................................. 51

  13.1   Definitions....................................................... 51
  13.2   Expenses.......................................................... 61
  13.3   Transfer Taxes and Recording Fees................................. 61
  13.4   Brokers and Finders............................................... 61
  13.5   Entire Agreement.................................................. 61
  13.6   Amendments........................................................ 61
  13.7   Waivers........................................................... 62
  13.8   Assignment........................................................ 62
  13.9   Notices........................................................... 62
  13.10  Governing Law..................................................... 63
  13.11  Counterparts...................................................... 63
  13.12  Captions; Articles and Sections................................... 63
  13.13  Interpretations................................................... 63
  13.14  Enforcement of Agreement.......................................... 64
  13.15  Severability...................................................... 64
  13.16  Time of the Essence............................................... 64
  13.17  Facsimile Signatures.............................................. 64

SIGNATURES................................................................. 65

                                LIST OF EXHIBITS
                                ----------------


Exhibit Number  DESCRIPTION
--------------  -----------

     1.         Form of Escrow Agreement.

     2. Form of Noncompetition and Confidentiality Agreement for John and David Shaheen.

     3.         Form of Release.

     4.         Form of agreement of affiliates of Company.

     5.         Tax Certificates.

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 22, 1998, by and among MOHAWK INDUSTRIES, INC. ("Acquiror"), a Delaware corporation; WC ACQUISITION CORP. ("Sub"), a Georgia corporation; WORLD CARPETS, INC. ("Company"), a Georgia corporation; and the shareholders of Company identified in Schedule I hereto, being all of the shareholders of the
                      ----------
Company (each a "Shareholder" and collectively, the "Shareholders").

                                    PREAMBLE
                                    --------

     The Shareholders and the respective Boards of Directors of Company, Sub and Acquiror are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of Company by Acquiror pursuant to the merger of Sub with and into Company. At the effective time of such merger, the outstanding shares of the capital stock of Company shall be converted into the right to receive shares of the common stock of Acquiror (except as provided herein). As a result, the Shareholders shall become shareholders of Acquiror and Company shall become a wholly owned first-tier subsidiary of Acquiror. The transactions described in this Agreement are subject to the approvals of the Shareholders, expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger, for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 13.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

     1.1  MERGER.      Subject to the terms and conditions of this Agreement, at
          ------
the Effective Time, Sub shall be merged with and into Company in accordance with the provisions of Section 14-2-1101 et. seq. of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Company shall be the Surviving Corporation and shall become a wholly owned first-tier Subsidiary of Acquiror and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Company, Sub and Acquiror.

     1.2  TIME AND PLACE OF CLOSING.      The closing of the transactions
          -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3  EFFECTIVE TIME.      The Merger and the other transactions
          --------------
contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). The Certificate of Merger shall contain the undertaking required by Section 14-2-1105.1 of the GBCC. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the Shareholders approve this Agreement to the extent such approval is required by applicable Law and (iii) the date on which all conditions precedent to the obligations of the Parties and the Shareholders stated in Article 10 shall have been satisfied or waived pursuant to Section 13.7; or such later date within 30 days thereof as may be mutually agreed to by the Parties.


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

     2.1  CHARTER.      The Articles of Incorporation of Company in effect
          -------
immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2  BYLAWS.      The Bylaws of Company in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3  DIRECTORS AND OFFICERS.      The directors of Sub in office
          ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     2.4  CERTAIN CLOSING DELIVERIES.      Contemporaneously with the Closing:
          --------------------------

     (a) Acquiror, each Shareholder Indemnitor and Escrow Agent shall execute and deliver the Escrow Agreement, which shall be in the form of Exhibit 1 (the
                                                                ---------
"Escrow Agreement").

     (b) Acquiror, Company and each of John Shaheen and David Shaheen shall execute and deliver a Noncompetition and Confidentiality Agreement, which shall be in the form of Exhibit 2.
                  ---------

     (c) Each of the Shareholders and Company shall execute and deliver a mutual Release, which shall be in the form of Exhibit 3.
                                       ---------


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  CONVERSION OF SHARES.      Subject to the provisions of this Article
          --------------------
3, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Company, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of Acquiror Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of Company Class C Common Stock and one share of Company Class A (Voting) Preferred Stock.

     (c) Each share of Company Capital Stock (excluding in each case set forth in clauses (i) through (iii) below shares held by any Company Entity or any Acquiror Entity, and excluding shares held by Shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for:

       (i) with respect to each share of the Company Class A (Voting) Preferred Stock, the right to receive that number of shares of Acquiror Common Stock equal to a fraction, the numerator of which shall be $300,000 divided by the Closing Price (the "Class A Exchange Shares"), and the denominator of which shall be the number of shares of Company Class A (Voting) Preferred Stock issued and outstanding immediately prior to the Effective Time (the "Eligible Company Class A Preferred Shares") (the "Class A Preferred Stock Exchange Ratio"),

       (ii) with respect to each share of the Company Class B Preferred Stock, the right to receive that number of shares of Acquiror Common Stock equal to a fraction, the numerator of which shall be $15,128,000 divided by the Closing Price (the "Class B Exchange Shares"), and the denominator of which shall be the number of shares of Company Class B Preferred Stock issued and outstanding immediately prior to the Effective Time (the "Eligible Company Class B Preferred Shares") (the "Class B Preferred Stock Exchange Ratio"), and

       (iii) with respect to each share of the Company Common Stock, the right to receive that number of shares of Acquiror Common Stock equal to a fraction, the numerator of which shall be 4,900,000 less the sum of the Class A Exchange Shares and the Class B Exchange Shares (the "Common Stock Share Number"), and the denominator of which shall be the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (the "Eligible Company Common Shares") (the "Common Stock Exchange Ratio," the Common Stock Exchange Ratio, the Class A Preferred Stock Exchange Ratio and the Class B Preferred Stock Exchange Ratio sometimes referred to hereinafter as the "Exchange Ratio"); provided, however, that a number of shares of Acquiror Common Stock equal to the excess of (A) the sum of all payments by Company in connection with the consummation of the transactions described in this Agreement paid or payable after the date hereof to Prudential Securities Incorporated, Chorey, Taylor & Feil, A Professional Corporation, PricewaterhouseCoopers LLP, Hunton & Williams, LAW Engineering and Environmental Services, Inc., Chambliss, Bahner & Stophel, P.C., and Berger, Davis & Singerman, P.A. over
     (B) $4,200,000, divided by the Average Price, shall be deducted from the Common Stock Share Number and provided, further that a number of shares of Acquiror Common Stock to be received by the Shareholder Indemnitors equal to $5,000,000 divided by the Closing Price (the "Escrow Shares") shall be deposited in escrow with, and held pursuant to the terms of the Escrow Agreement by, Escrow Agent. The Escrow Shares shall be divided equally between the shares of Acquiror Common Stock to be received by each of the Shareholder Indemnitors.

     3.2  ANTI-DILUTION PROVISIONS.      In the event Acquiror changes the
          ------------------------
number of shares of Acquiror Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization, reclassification or combination with respect to such stock, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization, reclassification or combination for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3  SHARES HELD BY COMPANY OR ACQUIROR.      Each of the shares of Company
          ----------------------------------
Capital Stock held by any Company Entity or by any Acquiror Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  DISSENTING SHAREHOLDERS.      Any Shareholder who perfects his
          -----------------------
dissenters' rights in accordance with and as contemplated by Section 14-2-1301 et. seq. of the GBCC shall be entitled to receive the value of such shares of Company Capital Stock held by such Shareholder in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting Shareholder unless and until such dissenting Shareholder has complied with the applicable provisions of the GBCC and surrendered to Company the certificate or certificates representing the shares for which payment is being made.

In the event that after the Effective Time a dissenting Shareholder fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares of Company Capital Stock, Acquiror shall issue and deliver the consideration to which such Shareholder is otherwise entitled (as if he had never dissented) under this Article 3 (without interest) upon surrender by such Shareholder of the certificate or certificates representing shares of Company Capital Stock held by him. If and to the extent required by applicable Law, Company will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting Shareholders. Upon satisfaction of all claims of dissenting Shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation. Each of the Shareholders agrees that it will not seek to assert dissenters' rights to which such Shareholder otherwise would be entitled.

     3.5  FRACTIONAL SHARES.      Notwithstanding any other provision of this
          -----------------
Agreement, each Shareholder who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all certificates delivered by such Shareholder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the Closing Price of one share of Acquiror Common Stock. The Closing Price shall be deemed to be the closing price for the shares of Acquiror Common Stock on the trading day next preceding the Closing Date. No such Shareholder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4
                               EXCHANGE OF SHARES
                               ------------------

     4.1  EXCHANGE PROCEDURES.      At the Closing, each Shareholder holding
          -------------------
shares of Company Capital Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Acquiror and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1. To the extent required by Section 3.5, each Shareholder also shall receive, upon surrender of the certificate or certificates representing such shares of Company Capital Stock, cash in lieu of any fractional share of Acquiror Common Stock to which such Shareholder may be otherwise entitled (without interest). Acquiror shall not be obligated to deliver the consideration to which any former holder of Company Capital Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing such shares of Company Capital Stock for exchange as provided in this Section 4.1. The certificate or certificates representing Company Capital Stock so surrendered shall be duly endorsed as Acquiror may reasonably require and be accompanied by such other evidence of ownership as Acquiror may reasonably require.

     4.2  RIGHTS OF FORMER COMPANY SHAREHOLDERS.      At the Effective Time, the
          -------------------------------------
stock transfer books of Company shall be closed as to holders of Company Capital Stock immediately prior to the Effective Time and no transfer of Company Capital
Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing shares of Company Capital Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1(c) and 3.5 in exchange therefor.
However, upon surrender of each such Company Capital Stock certificate, both the Acquiror Common Stock certificate and any cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     4.3  ESCROW AGREEMENT.      Contemporaneously with the Closing, Acquiror,
          ----------------
Escrow Agent and each Shareholder Indemnitor shall execute and deliver to the other the Escrow Agreement, which shall be in the form of Exhibit 1. The Escrow
                                                          ---------
Shares shall be held by Escrow Agent, as escrow agent pursuant to the terms of the Escrow Agreement.

     4.4  LEGENDING OF SECURITIES; POOLING RESTRICTIONS.      Each certificate
          ---------------------------------------------
for Acquiror Common Stock to be issued to the Shareholders as part of the consideration provided in Section 3.1(c) shall bear the following legend:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Mohawk Industries, Inc. ("Mohawk") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of
                                                            ---
          Mohawk) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Mohawk) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Mohawk that such sale or transfer is otherwise exempt from the registration requirements of such Act."

The Merger will be accounted for using the pooling-of-interests method of accounting, and accordingly each Shareholder agrees that such Shareholder will not transfer or otherwise reduce such Shareholder's risks relative to the shares of Acquiror Common Stock to be received by each Shareholder upon consummation of the Merger until the date which is one business day after publication by Acquiror of its results of post-Closing operations for the period which includes at least thirty (30) days of post-Closing combined operations of Acquiror and Company. Acquiror agrees that it will use its best efforts to publish such results within 60 days after the end of the first fiscal month containing the required thirty (30) day period of post-Closing combined operations, unless the end of such month is also the end of a fiscal quarter of the Acquiror, in which event, Acquiror will use its best efforts to publish such results within 45 days after the end of such month, and that it will notify the Shareholders promptly following such publication. Acquiror shall be entitled to place restrictive legends on the shares of Acquiror Common Stock issued to the Shareholders pursuant to the Merger to enforce the foregoing restrictions.


                                   ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE SHAREHOLDERS
         --------------------------------------------------------------

     The Shareholders and Company, jointly and severally, hereby represent and warrant to Acquiror as follows:

     5.1  ORGANIZATION, STANDING, AND POWER.      Company is a corporation duly
          ---------------------------------
organized and validly existing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Company is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the current nature or current conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The minute book and other organizational documents for World Carpets, Inc., a Georgia corporation, (but only such entity which is in existence and operating on the date of this Agreement and not any predecessor entities that have merged into or combined with such entity or its predecessors) have been made available to Acquiror for its review and, except as disclosed in Section 5.1 of the Company and Shareholder Disclosure Memorandum, are true and complete in all Material respects as in effect as of the date of this Agreement and accurately reflect in all Material respects all amendments thereto and all Material proceedings of the Board of Directors and shareholders thereof prior to the date hereof.

     5.2  AUTHORITY OF COMPANY; NO BREACH BY AGREEMENT.
          --------------------------------------------

     (a) Company has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Company and the consummation by Company of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Company, subject to the approval of the Merger and this Agreement by the Shareholders in accordance with the requirements of the GBCC and the Company's Articles of Incorporation and Bylaws. Subject to such requisite Shareholder approval, this Agreement represents a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Company, and the Shareholders, nor the consummation by Company and the Shareholders of the transactions contemplated hereby, nor compliance by Company and the Shareholders with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Company's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Company Subsidiary or any resolution adopted by the board of directors or the shareholders of any Company Entity, or (ii) except as disclosed in Section 5.2 of the Company and Shareholder Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Company Entity under, any Contract or Permit of any Company Entity where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or, (iii) subject to receipt of the requisite Consents referred to in
Section 10.1(b), and other than with respect to matters addressed by Section 5.2(c) constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Company Entity or any of their respective Material Assets (including any Acquiror Entity or any Company Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Acquiror Entity or any Company Entity being reassessed or revalued by any Taxing authority), where such Default, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Company of the Merger and the other transactions contemplated in this Agreement.

     5.3  CAPITAL STOCK.
          -------------

     (a) The authorized capital stock of Company consists of (i) 100,000,000 shares of Company Class C Common Stock, of which 126,920 shares are issued and outstanding, (ii) 1,000,000 shares of Company Class A Preferred Stock, of which 3,000 shares are issued and outstanding, and (iii) 100,000,000 shares of Company Class B Preferred Stock of which 151,280 shares are issued and outstanding. Other than 38,800 shares of Company Class B Preferred Stock, no shares of Company Capital Stock are held in treasury. All of the issued and outstanding shares of Company Capital Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of Company Capital Stock has been issued in violation of any preemptive rights of the current or past shareholders of Company. There are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Shareholders may vote.

     (b) Except as set forth in Section 5.3(a) or as disclosed in Section 5.3(b) of the Company and Shareholder Disclosure Memorandum, there are no shares of capital stock or other equity securities of Company outstanding and no outstanding Equity Rights relating to the capital stock of Company. Collectively, the Shareholders own all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of Company Capital Stock. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase of any of the shares of Company Capital Stock, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of Company.

     5.4  COMPANY SUBSIDIARIES.      Company has disclosed in Section 5.4 of the
          --------------------
Company and Shareholder Disclosure Memorandum each of the Company Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the Company Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Company and Shareholder Disclosure Memorandum, Company or one of its wholly-owned Company Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Company Subsidiary. No capital stock (or other equity interest) of any Company Subsidiary is or may become required to be issued (other than to another Company Entity) by reason of any Equity Rights, and there are no Contracts by which any Company Subsidiary is bound to issue (other than to another Company Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Company Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Company Subsidiary (other than to another Company Entity). There are no Contracts relating to the rights of any Company Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Company Subsidiary. All of the shares of capital stock (or other equity interests) of each Company Subsidiary held by a Company Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Company Subsidiary is incorporated or organized and are owned by the Company Entity free and clear of any Lien other than under the Securities Laws and applicable state securities Laws. Except as disclosed in Section 5.4 of the Company and Shareholder Disclosure Memorandum, each Company Subsidiary is a corporation, and each such Company Subsidiary is duly organized and validly existing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Company Subsidiary is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the current nature or current conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The minute book and other organizational documents for each Company Subsidiary have been made available to Acquiror for its review, and, except as disclosed in Section 5.4 of the Company and Shareholder Disclosure Memorandum, are true and complete in all Material respects as in effect as of the date of this Agreement and accurately reflect in all Material respects all amendments thereto and all Material proceedings of the Board of Directors and shareholders thereof prior to the date hereof.

     5.5  FINANCIAL STATEMENTS.     Each of the audited Company Financial
          --------------------
Statements (including, in each case, any related notes) was, except as may be indicated in the notes thereto, prepared in accordance with GAAP and fairly presents in all Material respects the consolidated financial position of Company and the Company Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated. Each of the unaudited Company Financial Statements, which are set forth in Section 5.5 of the Company and Shareholder Disclosure Memorandum, consistently presents in all Material respects the consolidated financial position of Company and the Company Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated. The unaudited Company Financial Statements were or are subject to normal and recurring year-end adjustments, which are not expected to be Material in amount or effect, and lack footnote disclosures.

     5.6  ABSENCE OF UNDISCLOSED LIABILITIES.      Except as set forth in
          ----------------------------------
Section 5.6 of the Company and Shareholder Disclosure Memorandum, as of June 28, 1998, no Company Entity had any Liabilities that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Company as of June 28, 1998, included in the Company Financial Statements or reflected in the notes thereto. Except as set forth in Section
5.6 of the Company and Shareholder Disclosure Memorandum, no Company Entity has incurred or paid any Liability since June 28, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section
5.6 of the Company and Shareholder Disclosure Memorandum, no Company Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person (other than Company and the Company Subsidiaries) for any amount in excess of $25,000.

     5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.      Since June 28, 1998, except
          ------------------------------------
as disclosed in the Company Financial Statements or as disclosed in Section 5.7 of the Company and Shareholder Disclosure Memorandum: (i) except as a result of changes in Laws of general applicability or changes in the national economy, to the Knowledge of Company, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) the Company has not:

     (a) repurchased, redeemed, or otherwise acquired or exchanged, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Company, or declared or paid any dividend or made any other distribution in respect of the capital stock of Company; or

     (b) except pursuant to this Agreement, issued, sold, pledged, encumbered, authorized the issuance of, entered into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permitted to become outstanding, any additional shares of Company Capital Stock or any other capital stock of Company, or any stock appreciation rights, or any option, warrant, or other Equity Right with respect to any capital stock of Company; or

     (c) sold, leased, mortgaged or otherwise disposed of or otherwise encumbered any Material Asset of Company other than in the ordinary course of Company's business consistent in amount and nature with Company's past practice, or other than in connection with Liens incurred in the ordinary course of Company's business consistent with Company's past practice; or

     (d) granted any increase in compensation or benefits to the employees or officers of Company, except as required by Law, or pursuant to the express terms of Contracts or policies which are described in Section 5.7(d) of the Company and Shareholder Disclosure Memorandum or other than Company's ordinary and customary increases in employee salaries in connection with periodic employee evaluations; paid or agreed to pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 5.7(d) of the Company and Shareholder Disclosure Memorandum; or entered into or amended any severance agreements with officers of Company; granted any increase in fees or other increases in compensation or other benefits to directors of Company, except as disclosed in Section 5.7(d) of the Company and Shareholder Disclosure Memorandum; or

     (e) entered into any Material employment Contract between any Company Entity and any Person that Company does not have the right to terminate without Liability (other than Liability for services already rendered or other accrued Liabilities in connection with any such Contract), at any time on or after the Effective Time assuming that Company does not violate any Laws which would make such a termination illegal; or

     (f) adopted any new employee benefit plan of Company or terminated or withdrawn from, or made any Material change in or to, any existing employee benefit plans of Company other than any such change that was required by Law or that, in the opinion of counsel to Company, was necessary or advisable to maintain the tax qualified status of any such plan, or made any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with Company's past practice; or

     (g) made any significant change in any Tax or accounting methods or systems of internal accounting controls; or

     (h) other than in the ordinary course of Company's business, consistent with Company's past practice, commenced, which shall not include defending or raising cross- or counter-claims in connection with any defense of Litigation, any Litigation or settled any Litigation involving any Liability of any Company Entity for Material money damages or Material restrictions upon the operations of any Company Entity; or

     (i) entered into, modified, amended or terminated any Material Company Contract (including any loan Contract) or waived, released, compromised or assigned any Material rights or claims under any such Company Contract.

     5.8  TAX MATTERS.
          -----------

     (a) All Tax Returns required to be filed by or on behalf of any of the Company Entities have been filed or requests for extensions have been filed, granted, and have not expired for periods ended on or before June 28, 1998, and all such Tax Returns filed are complete and accurate in all Material respects. Except as set forth in the Company and Shareholder Disclosure Memorandum, all Taxes of the Company Entities whether or not shown on filed Tax Returns have been paid, other than Taxes incurred in the ordinary course of Company's business since December 31, 1997 which are not due or payable. There is no audit or examination and there is no deficiency, refund or other Litigation by or with any taxing authority with respect to any Taxes of any of the Company Entities, except as disclosed and reserved against in the Company Financial Statements or as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum. Except as disclosed in the Company and Shareholder Disclosure Memorandum, there are no Liens with respect to Taxes upon any of the Assets of any of the Company Entities.

     (b) None of the Company Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The current provision for any Taxes due or to become due for any of the Company Entities for the period or periods through and including the date of the respective Company Financial Statements that has been made and is reflected on such Company Financial Statements is sufficient in the aggregate to cover all such Taxes.

     (d) None of the Company Entities is a party to any Tax allocation or sharing agreement and none of the Company Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or has any Liability for Taxes of any Person (other than Company and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (e) Each of the Company Entities is in Material compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all Material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

     (f) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make (or deem it to make) any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), with respect to any of the Company Entities that occurred during or after any taxable period in which any of the Company Entities incurred a net operating loss that carries over to any taxable period ending after June 28, 1998.

     (h) No Company Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country as in effect on the date hereof.

     (i) All sales and use Taxes with respect to the Company Entities have been paid to the proper taxing authorities or all necessary certificates of exemption have been received with respect thereto.

     (j) With respect to all samples of inventory sold or given away by any of the Company Entities, sales and use Taxes have been properly calculated and submitted to the applicable taxing authorities.

     (k) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, no Company Entity has failed to make payment of any Tax, assessment, deposit or other charge by any taxing authority and no Material Liability is pending or has been assessed, asserted or, to the Knowledge of the Company, threatened against a Company Entity or any of the Company Entities' Assets in connection with any Tax. The Company Entities have withheld or collected from each payment made to each of the employees of the Company Entities the amount of all Taxes required to be withheld or collected therefrom and the Company Entities have paid the same to the proper tax depositories or collecting authorities.

     (l) Except as disclosed in Section 5.8 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities has agreed, nor are they required, to make any adjustment under Section 481(a) of the Internal Revenue Code (or a similar provision under any state, local or foreign Law) by reason of a change in method of accounting or otherwise.

     5.9  ASSETS AND ACCOUNTS PAYABLE.      Except as set forth in Section 5.9
          ---------------------------
of the Company and Shareholder Disclosure Memorandum:

     (a) Except as disclosed or reserved against in the Company Financial Statements, the Company Entities have good title, free and clear of all Liens, to all of their respective Material Assets (other than those Assets described in Section 5.9(d)), except for any such Liens or other defects of title which are not reasonably likely to have a Company Material Adverse Effect. All Material tangible properties used in the businesses of the Company Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of Company's business consistent with Company's past practices.

     (b) All items of inventory of the Company Entities reflected on the consolidated balance sheet of Company dated June 28, 1998 and included in the Company Financial Statements are reflected therein at the lower of cost or net realizable value, subject to the reserves reflected therefor, and consist of items of a quality and quantity usable and salable in the ordinary course of Company's business, except for surplus or obsolete items or items of below standard quality which have been written off, written down or reserved against to net realizable value.

     (c) The accounts receivable of the Company Entities as set forth on the most recent consolidated balance sheet included in the Company Financial Statements, to the extent uncollected on the date of this Agreement, are valid and genuine and Company has made reserves reasonably considered adequate for receivables not collectible or subject to returns, defenses, set-offs or counterclaims in the ordinary course of Company's business consistent with Company's past practice; and, subject to the aforesaid reserves, to the Knowledge of Company, are not subject to valid defenses, set-offs or counterclaims.

     (d) All Assets which are Material to Company's business on a consolidated basis, and which are held under leases or subleases by any of the Company Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (e) Section 5.9(e) of the Company and Shareholder Disclosure Memorandum describes all insurance policies currently maintained by the Company Entities. None of the Company Entities has received notice from any insurance carrier that
(i) any policy of insurance covering its Assets will be canceled or that coverage thereunder will be Materially reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance.

     (f) The Assets of the Company Entities include all Assets required to operate the business of the Company Entities as presently conducted, except with respect to products and services which Company outsources in the ordinary course of Company's business and with respect to supplies, raw materials, components, inventory and other similar items which Company purchases from third parties in the ordinary course of Company's business.

     (g) The accounts payable shown on the Company Financial Statements (i) represent valid obligations owing by the Company (except for those being contested by the Company in good faith) and (ii) have been incurred by the Company in the ordinary course of Company's business. Section 5.9(g) of the Company and Shareholder Disclosure Memorandum briefly describes the payment terms in effect with the Company's top twenty suppliers.

     5.10  INTELLECTUAL PROPERTY.      Except as set forth in Section 5.10 of
           ---------------------
the Company and Shareholder Disclosure Memorandum, each Company Entity owns or has a license or right to use all of the Material Intellectual Property used by such Company Entity in the course of its business. Each Company Entity is the owner of or has a license to any Material Intellectual Property sold or licensed to a third party by such Company Entity in connection with such Company Entity's business operations, and such Company Entity has the right to convey by sale or license any Material Intellectual Property so conveyed. No Company Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of Company, threatened, which challenge the rights of any Company Entity with respect to Intellectual Property used, sold or licensed by such Company Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. Except as set forth in Section 5.10 of the Company and Shareholder Disclosure Memorandum, the conduct of the business of the Company Entities does not infringe any Intellectual Property of any other Person. Except as disclosed in Section 5.10 of the Company and Shareholder Disclosure Memorandum, no Company Entity is obligated to pay any recurring royalties to any Person with respect to any Intellectual Property used by such Company Entity in its business. To the Knowledge of Company, no officer, director or employee of Company is party to any Contract with any Person other than a Company Entity which requires such officer, director or employee to assign any interest in any Intellectual Property used by any Company Entity in the course of its business to any Person other than a Company Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Company Entity. Except as disclosed in Section 5.10 of the Company and Shareholder Disclosure Memorandum, to the Knowledge of Company no officer, director or employee of any Company Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with those conducted by Acquiror. Each item of Material Intellectual Property is set forth in Section 5.10A of the Company and Shareholder Disclosure Memorandum.

     5.11  ENVIRONMENTAL MATTERS.      Except as set forth in Section 5.11 of
           ---------------------
the Company and Shareholder Disclosure Memorandum:

     (a) Each Company Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) There is no Litigation (or, to the Knowledge of Company, any litigation against any person whose liability, or any portion thereof, any Company Entity has retained or assumed contractually or by operation of law) pending or, to the Knowledge of the Company, threatened before any court, governmental agency, or authority or other forum in which any Company Entity or any of its Operating Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for noncompliance or alleged noncompliance (including by any predecessor) with any Environmental Law, (ii) relating to the emission, release or threatened release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring from, at, on, under, adjacent to, or affecting any Company Entity or at any of its Operating Properties or Participation Facilities, (iii) relating to the transportation, treatment, storage, recycling or other handling of any Hazardous Material, (iv) relating to the placement of structures or materials into waters of the United States, or (v) relating to the presence of any Hazardous Material, including, but not limited to, asbestos, in any building, structure or workplace of any Company Entity or at any of its Operating Properties or Participation Facilities, nor, to the Knowledge of the Company, are there any past or present actions, activities, circumstances, conditions, events, or incidents that could reasonably be expected to give rise to any Litigation of a type described in this sentence.

     (c) No surface or subsurface soil, surface water, ground water, or subsurface strata in or under any Company Entity's Operating Properties or Participation Facilities has been contaminated by any Hazardous Material, to such an extent that is required to be reported to any Regulatory Authority or investigated, removed, remediated or cleaned up under any Environmental Law, and which has not been reported, investigated, removed, remediated or cleaned up as so required.

     (d) Without limiting the generality of any of the foregoing, during the period of (i) any Company Entity's ownership or operation of any of their respective current Operating Properties or Participation Facilities, (ii) any Company Entity's participation in the management of any Participation Facility, or (iii) any Company Entity's holding of a security interest in an Operating Property, there have been no emissions, releases, discharges, spillages, or disposals of Hazardous Material from, in, on, under, or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of Company, prior to the period of (i) any Company Entity's ownership or operation of any of their respective current properties, (ii) any Company Entity's participation in the management of any Participation Facility, or (iii) any Company Entity's holding of a security interest in an Operating Property, there were no emissions, releases, discharges, spillages, or disposals of Hazardous Material from, in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Entity has complied in all Material respects with all reporting requirements under Environmental Laws concerning the emission, release, discharge, spillage, or disposal of Hazardous Materials and has not made any such reports concerning any site owned, leased, or operated by any Company Entity or any of its Operating Properties or Participation Facilities or concerning operations or activities at such properties.

     (e) All waste containing any Hazardous Materials generated, used, handled, stored, treated or disposed of (directly or indirectly) by any Company Entity or at any Company Entity's Operating Properties or Participation Facilities has been stored or disposed of by the Company in Material compliance with all applicable Environmental Laws. Without limiting the generality of any of the foregoing, all onsite and offsite locations where any Company Entity has stored, disposed of or arranged for the disposal of Hazardous Materials during the five years prior to execution of this Agreement are identified in Section 5.11 of the Company and Shareholder Disclosure Memorandum.

     (f) All underground storage tanks, including, but not limited to, oil-water separators, and other underground storage facilities located at any Company Entity's Operating Properties or Participation Facilities are listed together with the capacity and contents of each such tank or facility set forth in
Section 5.11 of the Company and Shareholder Disclosure Memorandum. None of such underground tanks or facilities is leaking or has leaked.

     (g) None of the Operating Properties or Participation Facilities of any Company Entity contains, to the Knowledge of the Company, any friable asbestos-containing Materials and no polychlorinated biphenyls (PCB's) are used or stored on or in any such properties.

     (h) Section 5.11 of the Company and Shareholder Disclosure Memorandum contains a correct and complete list of all Phase I and Phase II environmental site assessments and other environmental studies related thereto, including, without limitation, any environmental sampling and laboratory analytical data related thereto, produced by any Party (other than any Acquiror Entity or its agents, Company Entity or its employees, other than Keith Smith) and in the possession of any or all Company Entities relating to any Company Entity's Operating Properties or Participation Facilities, and the Company has previously delivered to Acquiror a correct and complete copy of each such assessment and study and any such data.

     5.12  COMPLIANCE WITH LAWS.      Except as set forth in Section 5.12 of the
           --------------------
Company and Shareholder Disclosure Memorandum, each Company Entity has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and except as set forth in Section 5.12 of the Company and Shareholder Disclosure Memorandum, there has occurred and is continuing no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in Section 5.12 of the Company and Shareholder Disclosure Memorandum, none of the Company Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is in Default under any Laws or Orders applicable to its business or employees conducting its business except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect; or

     (c) since January 1, 1998, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Company Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, or (ii) requiring any Company Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all Material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Acquiror.

     5.13  LABOR RELATIONS.
           ---------------

     (a) No Company Entity is the subject of any currently pending Litigation asserting that it or any other Company Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Company Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Company Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Company Entity, pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of Company, is there any activity involving any Company Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (b) Except as set forth in Section 5.13(b) of the Company and Shareholder Disclosure Memorandum, to the Knowledge of David E. Polley and Paul Comiskey, the Company has not received any notice that any of the officers, employees, consultants, agents, or other persons performing services for the Company and, with respect to each of the foregoing, which receives base compensation from Company at a rate in excess of $100,000 per annum, will terminate, or has stated an intention to terminate, his or her employment currently or at any time before or within 60 days after the Closing Date or will otherwise not be available to Acquiror, or not agree to employment with Acquiror, on substantially equivalent terms and conditions as his or her current employment by the Company.

     (c) Except as set forth in Section 5.13(c) of the Company and Shareholder Disclosure Memorandum, since 1989, the Company has not effectuated (i) a "plant closing", as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act"), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company; or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the date hereof.

     5.14  EMPLOYEE BENEFIT PLANS.
           ----------------------

     (a) Company has listed in Section 5.14 of the Company and Shareholder Disclosure Memorandum, and has made available to Acquiror copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Company Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Company Benefit Plans"). Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan." Each Company ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Company Pension Plan." No Company Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) Company has made available to Acquiror correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Company Benefit Plans or amendments thereto, the most recent determination letters, and all rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the most recent plan year, (iv) the most recent summary plan descriptions for the Company Benefit Plans and any modifications thereto, and (v) copies of any filings with the Internal Revenue Service under Rev. Proc. 94-64 or its successor revenue procedures (VCR Program), closing agreements involving a Employee Benefit Plan, filings under Rev. Proc. 94-16 or its successor revenue procedures (Walk in CAP) or documentation required under the field directive issued 1/7/97 or its successor authority discussing the IRS Administrative Policy Regarding Self-Correction where such procedure has been used in connection with an Employee Benefit Plan.

     (c) All Company Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Company

Material Adverse Effect. Each Company ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Company has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. No Company Entity has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Company Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor, to the Knowledge of Company, any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject Company to any direct or indirect liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such liability, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of any Company Entity or ERISA Affiliate which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any liability, individually or in the aggregate, with respect to such representation or disclosure is reasonably likely to have a Company Material Adverse Effect. There are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan other than claims for benefits which are payable in the ordinary course of Company's business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced and is continuing with respect to any Company Benefit Plan.

     (d) No Company Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA ,when determined under actuarial factors that would apply if the plan terminated in a PBGC-trusteed termination in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position of any Company Pension Plan, (ii) no change in the actuarial assumptions with respect to any Company Pension Plan, and (iii) no increase in benefits under any Company Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or Materially adversely affect the funding status of any such plan. Neither any Company Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Company Entity, or the single-employer plan of any entity which is considered one employer with Company under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or
Section 302 of ERISA. No Company Entity has provided, or is required to provide, security to a Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (e) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Company Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. No Company Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (f) Except as disclosed in Section 5.14 of the Company and Shareholder Disclosure Memorandum, no Company Entity has any Liability for retiree health and life benefits under any of the Company Benefit Plans and there are no restrictions on the rights of such Company Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

     (g) Except as disclosed in Section 5.14 of the Company and Shareholder Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Company Entity from any Company Entity under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (h) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Company Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the audited Company Financial Statements to the extent required by and in accordance with GAAP.

     5.15  MATERIAL CONTRACTS.      Except as listed in Section 5.15 of the
           ------------------
Company and Shareholder Disclosure Memorandum or otherwise reflected in the Company Financial Statements, none of the Company Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Company Entity or the guarantee by any Company Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Company's business), (iii) any Contract which prohibits or restricts any Company Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract with, between or among Company Entities, or any Affiliate thereof, (v) any Contract involving Intellectual Property used by any Company Entity in the course of its business (other than Contracts entered into in the ordinary course with customers, and other than "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Company Entity requiring payments by Company in excess of $50,000 in any calendar year, (vii) any written Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of Company's business or involving annual payments under any individual Contract not in excess of $100,000), and (viii) any oral Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of Company's business or involving annual payments under any individual Contract not in excess of $50,000) (together with all Contracts referred to in Section 5.14(a), the "Company Contracts"). With respect to each Company Contract and except as disclosed in Section 5.15 of the Company and Shareholder Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Company Entity is in Material Default thereunder; (iii) no Company Entity has repudiated or waived any Material provision of such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Company, in Default in any Material respect or has repudiated or waived any Material provision thereunder. Except as set forth in Section 5.15 of the Company and Shareholder Disclosure Memorandum, all of the indebtedness of any Company Entity under any Company Contract for money borrowed is prepayable at any time by such Company Entity without penalty or premium.

     5.16  LEGAL PROCEEDINGS.      Except as set forth in Section 5.16 of the
           -----------------
Company and Shareholder Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Company, threatened against any Company Entity, or to the Knowledge of the Company against any director, employee or employee benefit plan of any Company Entity, or to the Knowledge of Company against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Company Entity that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Section 5.16 of the Company and Shareholder Disclosure Memorandum contains a summary of all pending Litigation as of the date of this Agreement to which any Company Entity is a party and which names a Company Entity as a defendant or cross-defendant.

     5.17  REPORTS.      Since January 1, 1994, or its respective date of
           -------
organization if later, each Company Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except those reports whose failure to file would not be reasonably likely to have a Company Material Adverse Effect. As of its respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of its respective date, each such report and document did not, in all Material respects, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18  STATEMENTS TRUE AND CORRECT.      No representation or warranty
           ---------------------------
contained in this Article 5 (or any statement made in the Company and Shareholder Disclosure Memorandum with respect to this Article 5), contains any untrue statement of Material fact or omits to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Company Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.19  ACCOUNTING, TAX AND REGULATORY MATTERS.      To the Knowledge of
           --------------------------------------
Company, no Company Entity or any Shareholder or any Affiliate thereof has taken or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely, to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 10.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.20  STATE TAKEOVER LAWS.      Each Company Entity and each Shareholder
           -------------------
has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including, but not limited to, Section 14-2-1111 of the GBCC.

     5.21  CHARTER PROVISIONS.      Each Company Entity and each Shareholder has
           ------------------
taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Company Entity or restrict or impair the ability of Acquiror or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Company Entity that may be directly or indirectly acquired or controlled by them.

     5.22  BOARD RECOMMENDATION.      The Board of Directors of Company, by
           --------------------
unanimous consent in lieu of a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Shareholders and (ii) resolved to recommend that the Shareholders approve this Agreement.

     5.23  COMPLIANCE WITH THE IMMIGRATION REFORM AND CONTROL ACT.      To the
           ------------------------------------------------------
Knowledge of Company, Company is in Material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended through the date of this Agreement, and all related regulations promulgated thereunder through the date of this Agreement (the "Immigration Laws"). With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations, as amended through the date of this Agreement) of Company for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations, as amended through the date of this Agreement) is required, Company, upon request of Acquiror, will make available to Acquiror prior to the Closing Date, such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. Except as set forth in Section 5.23 of the Company and Shareholder Disclosure Memorandum, Company has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to Company's Knowledge, threatened.

     5.24  LEGAL COMPLIANCE.      To the Knowledge of Company, neither Company
           ----------------
nor any director, officer, agent, employee or other person acting on behalf of Company has, directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) or made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment, using corporate funds.

     5.25  YEAR 2000.      Except as set forth in Section 5.25 of the Company
           ---------
and Shareholder Disclosure Memorandum, and except to the extent not reasonably likely to have a Company Material Adverse Effect, Company's hardware and software systems include design, performance and functionality so that Company does not reasonably expect to experience invalid or incorrect results or abnormal hardware or software operation related to calendar year 2000. Except to the extent not reasonably likely to have a Company Material Adverse Effect, Company's hardware and software systems include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century.


                                   ARTICLE 6
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

     Each of the Shareholders severally represents and warrants to Acquiror as follows:

     6.1  OWNERSHIP OF SHARES.      Except as set forth in Section 6.1 of the
          -------------------
Company and Shareholder Disclosure Memorandum, such Shareholder is the owner of all right, title and interest (legal and beneficial) in and to that number of shares of Company Capital Stock listed opposite the name of such Shareholder in
Schedule I, free and clear of any and all Liens of any nature whatsoever, other than Liens imposed by the Securities Laws or applicable state securities Laws. Except as specifically contemplated by this Agreement, no person or entity has any Contract or Equity Right (whether preemptive or contractual) capable of becoming a Contract or Equity Right for the purchase of any shares of Company Capital Stock from such Shareholder.

     6.2  AUTHORITY OF SHAREHOLDERS; NO BREACH BY AGREEMENT.
          -------------------------------------------------

     (a) Such Shareholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Other Shareholder Agreements to which such Shareholder will be a party and to perform its obligations under this Agreement and such Other Shareholder Agreements.
This Agreement represents a legal, valid, and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by such Shareholder of the Other Shareholder Agreements to which such Shareholder will be a party, such Other Shareholder Agreements will constitute the legal, valid, and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by such Shareholder, nor the consummation by such Shareholder of the transactions contemplated hereby, nor compliance by such Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the governing instruments of such Shareholder if it is not a natural person, or (ii) except as disclosed in Section 6.2 of the Company and Shareholder Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any such Shareholder under, any Contract or Permit of any such Shareholder, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 10.1(b) and other than with respect to matters addressed by Section 6.2(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Shareholder or to any Company Entity or any of their respective Material Assets, where such Default, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by such Shareholder of the transactions contemplated in this Agreement.

     6.3  PURCHASE FOR INVESTMENT; ACCREDITED INVESTOR STATUS.      Such
          ---------------------------------------------------
Shareholder is acquiring shares of Acquiror Common Stock for investment and not with a present view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the shares of Acquiror Common Stock so acquired. Each of Shaheen A. Shaheen, Piera B. Shaheen, David M. Shaheen, John A. Shaheen, as Trustee of the Revocable Trust Agreement of John A. Shaheen, dated July 12, 1996, and the Shaheen A. Shaheen Trust, dated 12/15/72 severally represents and warrants to Acquiror that he, she or it is an "accredited investor" as defined in Rule 501(a) of the rules promulgated under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Shareholder's investment in the Acquiror Common Stock; such Shareholder has the ability to bear the economic risks of such investment; such Shareholder has the capacity to protect such Shareholder's own interests in connection with the transactions contemplated by this Agreement; and such Shareholder has had an opportunity to obtain such financial and other information from the Acquiror as such Shareholder deems necessary or appropriate in connection with evaluating the merits of the investment in the Acquiror Common Stock.

     6.4  STATEMENTS TRUE AND CORRECT.      No representation or warranty of
          ---------------------------
such Shareholder contained in this Article 6 (or any statement with respect to such Shareholder made in the Company and Shareholder Disclosure Memorandum with respect to this Article 6) contains any untrue statement of material fact or omits to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that such Shareholder is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.


                                   ARTICLE 7
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                   ------------------------------------------

     Acquiror hereby represents and warrants to Company and the Shareholders as follows:

     7.1  ORGANIZATION, STANDING, AND POWER.      Acquiror is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Acquiror is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect. The organizational documents for Acquiror (other than the minute books), have been made available to the Shareholders for their review and are true and complete in all Material respects as in effect as of the date of this Agreement and accurately reflect all material respects all amendments thereto.

     7.2  AUTHORITY; NO BREACH BY AGREEMENT.
          ---------------------------------

     (a) Acquiror has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Other Acquiror Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Other Acquiror Agreements by Acquiror and the consummation by Acquiror of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Acquiror. This Agreement represents a legal, valid, and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by Acquiror of the Other Acquiror Agreements, such Other Acquiror Agreements will constitute the legal, valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     (b) Neither the execution and delivery of this Agreement by Acquiror and Sub, nor the consummation by Acquiror and Sub of the transactions contemplated hereby, nor compliance by Acquiror and Sub with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Acquiror's or Sub's Certificate or Articles of Incorporation or Bylaws, or any resolution adopted by the board of directors or the shareholders of Acquiror or Sub, or
(ii) except as disclosed in Section 7.2 of the Acquiror Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Acquiror Entity under, any Contract or Permit of any Acquiror Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Acquiror Entity or any of their respective Material Assets (including any Acquiror Entity or any Company Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Acquiror Entity or any Company Entity being reassessed or revalued by any Taxing authority), where such Default, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Acquiror or Sub of the Merger and the other transactions contemplated in this Agreement.

     7.3  CAPITAL STOCK.      The authorized capital stock of Acquiror consists
          -------------
of (i) 150,000,000 shares of Acquiror Common Stock, of which 52,410,725 shares are issued and outstanding as of the close of business on October 16, 1998, and
(ii) 60,000 shares of Acquiror Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Acquiror Capital Stock are, and all of the shares of Acquiror Common Stock to be issued in exchange for shares of Company Capital Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the DGCL. None of the outstanding shares of Acquiror Capital Stock has been, and none of the shares of Acquiror Common Stock to be issued in exchange for shares of Company Capital Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Acquiror. At the Effective Time, each Shareholder will own the Acquiror Common Stock to be issued in the Merger in exchange for shares of Company Capital Stock upon consummation of the Merger free and clear of all Liens (other than the shares of Acquiror Common Stock subject to the terms of the Escrow Agreement).

     7.4  SEC FILINGS; FINANCIAL STATEMENTS.
          ---------------------------------

     (a) Acquiror has timely filed and delivered to Company and the Shareholders all SEC Documents required to be filed by Acquiror since and including December 31, 1995 (the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Acquiror SEC Reports or necessary in order to make the statements in such Acquiror SEC Reports, in light of the circumstances under which they were made, not misleading.

     (b) Each of the Acquiror Financial Statements (including, in each case, any related notes) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all Material respects the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

     7.5  ABSENCE OF CERTAIN CHANGES OR EVENTS.      Since December 31, 1997,
          ------------------------------------
except as disclosed in the Acquiror Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 7.5 of the Acquiror Disclosure Memorandum, there have been no events, changes or occurrences which are required to be reported in a Current Report on Form 8-K or which have had, or are reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

     7.6  LEGAL PROCEEDINGS.      There is no Litigation instituted or pending,
          -----------------
or, to the Knowledge of Acquiror, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Acquiror Entity, or to the Knowledge of Acquiror against any director, employee or employee benefit plan of any Acquiror Entity, or to the Knowledge of Acquiror against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Acquiror Entity that are reasonably likely to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

     7.7  STATEMENTS TRUE AND CORRECT.      No representation or warranty
          ---------------------------
contained in this Article 7 (or any statement made in the Acquiror Disclosure Memorandum with respect to this Article 7) contains any untrue statement of Material fact or omits to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Acquiror Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     7.8  AUTHORITY OF SUB.      Sub is a corporation duly organized, validly
          ----------------
existing and in good standing under the Laws of the State of Georgia as a wholly owned first-tier Subsidiary of Acquiror. The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, 100 of which are validly issued and outstanding, fully paid and nonassessable and are owned by Acquiror free and clear of any Lien. Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sub and the consummation by Sub of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement represents a legal, valid, and binding obligation of Sub, enforceable against Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Acquiror, as the sole shareholder of Sub, has voted the shares of Sub Common Stock in favor of approval of this Agreement, as and to the extent required by applicable Law.

     7.9  ACCOUNTING, TAX AND REGULATORY MATTERS.      To the Knowledge of
          --------------------------------------
Acquiror, except as disclosed in Section 7.9 of the Acquiror Disclosure Memorandum, no Acquiror Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 10.1(a) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                                   ARTICLE 8
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     8.1  AFFIRMATIVE COVENANTS OF COMPANY.      From the date of this Agreement
          --------------------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, unless the prior written consent of Acquiror shall have been obtained, which shall not be unreasonably withheld or delayed, except as otherwise expressly contemplated herein, or except as may be required to carry out the purposes and intent of this Agreement, Company shall, and shall cause each of its Subsidiaries to, (a) operate its business only in the usual, regular and ordinary course, consistent with Company's past practice, (b) preserve intact its business organization and Assets and maintain its rights and franchises, other than voluntary resignations of key employees and (c) take no action which would (i) Materially and adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 10.1(a) or 10.1(b), or (ii) Materially and adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     8.2  NEGATIVE COVENANTS OF COMPANY.      From the date of this Agreement
          -----------------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, unless the prior written consent of Acquiror shall have been obtained, which shall not be unreasonably withheld or delayed, or except as otherwise expressly contemplated herein, Company covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Company Entity; or

     (b) except in the ordinary course of Company's business consistent with Company's past practice, incur any additional debt obligation or other obligation for borrowed money (other than (i) indebtedness of a Company Entity to another Company Entity and (ii) indebtedness under the Company Entities' existing credit facilities) or, except in the ordinary course of Company's business consistent with Company's past practice, impose, or suffer the imposition, on any Asset of any Company Entity of any Lien or permit any such Lien to exist (other than in connection with Liens that are incurred in connection with the Company Entities' existing credit facilities or that are disclosed in Section 8.2(b) of the Company and Shareholder Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Company Entity, or declare or pay any dividend or make any other distribution in respect of the capital stock of any Company Entity; or

     (d) except pursuant to this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Company Capital Stock or any other capital stock of any Company Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right with respect to any capital stock of any Company Entity; or

     (e) adjust, split, combine or reclassify any capital stock of any Company Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Company Capital Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Company Subsidiary or (y) any Material Asset of any Company Entity other than in the ordinary course of Company's business for reasonable and adequate consideration or in connection with Liens incurred in the ordinary course of Company's business consistent with Company's past practice; or

     (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of securities, contributions to capital, or transfers or purchases of Assets constituting a business, in any Person other than a wholly owned Company Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of Company's business, or (ii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees, officers or directors of any Company Entity, except in accordance with past practice (including Company's ordinary and customary increases in employee salaries in connection with periodic employee evaluations) disclosed in Section 8.2(g) of the Company and Shareholder Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 8.2(g) of the Company and Shareholder Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Company Entity; grant any Material increase in fees or other increases in compensation or other benefits to directors of any Company

Entity except in accordance with Company's past practice disclosed in Section 8.2(g) of the Company and Shareholder Disclosure Memorandum; or voluntarily accelerate the vesting of any stock-based compensation or employee benefits or other Equity Rights; or

     (h) enter into or amend any Material employment Contract between any Company Entity and any Person (unless such amendment is required by Law) that the Company Entity does not have the right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time assuming that Company does not violate any Laws which would make such a termination illegal; or

     (i) adopt any new employee benefit plan of any Company Entity or terminate or withdraw from, or make any Material change in or to, any existing employee benefit plans of any Company Entity other than any such change that is required by Law or that, in the opinion of counsel to Company, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with Company's past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls; or

     (k) other than in the ordinary course of Company's business, consistent with Company's past practice, commence, which shall not include defending or raising cross- or counter-claims in connection with any defense of Litigation, any Litigation or settle any Litigation involving any Liability of any Company Entity for Material money damages or Material restrictions upon the operations of any Company Entity; or

     (l) except in the ordinary course of Company's business, enter into, modify, amend or terminate any Material Company Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any Material rights or claims under any Material Company Contract; or

     (m) except in the ordinary course of Company's business consistent with Company's past practice, fail to pay any accounts payable to the Company's top twenty suppliers in accordance with the terms applicable to such suppliers set forth on Schedule 5.9(g) of the Company and Shareholder Disclosure Memorandum.

     8.3  COVENANTS OF ACQUIROR.      From the date of this Agreement until the
          ---------------------
earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof (except with respect to the covenants set forth in Sections 8.3(c) and 8.3(d), which shall continue after the Effective Time), unless the prior written consent of Company and the Indemnitor Representative shall have been obtained which shall not be unreasonably withheld or delayed, or except as otherwise expressly contemplated herein, Acquiror covenants and agrees that it shall and shall cause each of its Subsidiaries to:

     (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Acquiror Common Stock and the business prospects of the Acquiror Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Acquiror Entities' core businesses;

     (b) take no action which would (i) Materially and adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 10.1(a) or 10.1(b), or (ii) Materially and adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Acquiror Entity from acquiring any Assets or the capital stock or assets constituting the business of any other Person or entity with annual revenue of less than $100,000,000 or from discontinuing or disposing of any of its Assets or businesses if such action is, in the reasonable judgment of Acquiror, desirable in the conduct of the business of Acquiror and its Subsidiaries and, in the reasonable judgment of Acquiror, would enhance the long-term value of the Acquiror Common Stock and the business prospects of the Acquiror Entities;

     (c) file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to all of the Registrable Securities. Acquiror shall, subject to Section 3(f) of the Stock Restriction and Registration Rights Agreement dated the date hereof by and among Acquiror and the Shareholders, use its reasonable efforts to cause the Shelf Registration to become effective no later than at or immediately following the Effective Time and shall use its reasonable efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the earlier of (A) the date on which all Registrable Securities may be sold pursuant to Rule 144(k) under the 1933 Act or (B) the second anniversary of the date of the Effective Time, in order to permit the prospectus forming a part thereof to be usable by the Shareholders during such period;

     (d) take all action necessary to comply with the agreement of Acquiror set forth in Section 9.2; and

     (e) use its reasonable efforts to cause to be delivered the opinion of Alston & Bird LLP referenced in Section 10.3(d).

     8.4  ADVERSE CHANGES IN CONDITION.      From the date of this Agreement
          ----------------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, each Party agrees to give written notice promptly to the other Party upon obtaining Knowledge thereof of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect, as applicable, or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                   ARTICLE 9
                             ADDITIONAL AGREEMENTS
                             ---------------------

     9.1  CONSENT SOLICITATION STATEMENT; SHAREHOLDER APPROVAL.      Company
          ----------------------------------------------------
shall prepare a Consent Solicitation Statement and mail such Consent Solicitation Statement to the Shareholders for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate, and the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Consent Solicitation Statement. The Board of Directors of Company shall recommend to the Shareholders to consent to the approval of the matters submitted for approval in the Consent Solicitation Statement, and the Board of Directors and officers of Company shall use their reasonable efforts to obtain such Shareholders' approval.

     9.2  EXCHANGE LISTING.      Prior to and after the effectiveness of the
          ----------------
Shelf Registration, Acquiror shall use its reasonable efforts to list on the NYSE, subject to official notice of issuance, the shares of Acquiror Common Stock to be issued to the Shareholders pursuant to the Merger, and Acquiror shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

     9.3  APPLICATIONS; ANTITRUST NOTIFICATION.      Acquiror shall promptly
          ------------------------------------
prepare and file, and Company and the Shareholders shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     9.4  FILINGS WITH STATE OFFICES.      Upon the terms and subject to the
          --------------------------
conditions of this Agreement, Company shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     9.5  AGREEMENT AS TO EFFORTS TO CONSUMMATE.      From the date of this
          -------------------------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 10; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, each Party shall use its reasonable efforts to obtain the pooling letters referenced in Section 10.1(d).

     9.6  INVESTIGATION AND CONFIDENTIALITY.      From the date of this
          ---------------------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof:

     (a) Each Party shall keep the other Party advised of all Material developments of which such Party has Knowledge and which are relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of such Party and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that the Confidentiality Agreement is complied with in connection with such investigation, and provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning such Party's and its Subsidiaries' businesses, operations, and financial positions, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated in accordance with the terms hereof prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Company shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Company to preserve the confidentiality of the information relating to the Company Entities provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a breach of any representation, warranty, covenant or agreement of the other Party or the Shareholders or which has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect, as applicable.

     9.7  PRESS RELEASES.      From the date of this Agreement until the earlier
          --------------
of the Effective Time or the termination of this Agreement in accordance with the terms hereof, neither

Company, Acquiror nor any other signatory hereto, or any Affiliate thereof, shall make or issue any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby without first obtaining the written consent of the other Parties hereto; provided, that nothing in this Section 9.7 shall be deemed to prohibit any Party from making any disclosure which its counsel reasonably deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law (however, the disclosing Party must promptly notify the other Party that such disclosure is being made, and promptly provide a copy of the press release for review as quickly as reasonably possible).

     9.8  CERTAIN ACTIONS.
          ---------------

     (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, except for negotiations with Acquiror, Company shall not, and shall direct each of its subsidiaries, affiliates, officers, employees, representatives or agents not to, and Shareholders will not, directly or indirectly, encourage, solicit, initiate, act upon, entertain or engage in discussions or negotiations with, or provide any non-public information to, any person concerning any merger, sale of substantial assets, sales of shares of capital stock or similar transactions involving Company and Shareholders or any subsidiary thereof or enter into any agreement with respect thereto. Company and Shareholders will promptly communicate to Acquiror the terms of any proposal which it may receive in respect of all such transactions prohibited by the foregoing. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Acquiror and its Subsidiaries and other Affiliates shall not enter into any binding or non-binding agreements to acquire the capital stock or assets constituting the business of any other person or entity with annual revenues in excess of $100,000,000 and shall not file with the United States Federal Trade Commission or the United States Department of Justice a notification and report form required by the HSR Act in connection with any acquisition of the capital stock or assets (by merger or otherwise) constituting the business of any person or entity with annual revenues in excess of $100,000,000. It is understood by the Parties and the Shareholders that the foregoing sentence shall not prohibit Acquiror and its Subsidiaries and other Affiliates from engaging in discussions with third parties or entering into confidentiality agreements or conducting due diligence investigations with respect to any proposed acquisition of the capital stock or assets constituting the business of any other person or entity.

     (b) Acquiror agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, neither Acquiror nor any of its Subsidiaries or Affiliates will solicit to employ or employ any of the persons listed on Exhibit A of that certain letter agreement dated August 26, 1998 between Acquiror and Company, without obtaining the prior written consent of the Chief Executive Officer of Company. Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, neither Company nor any of its Subsidiaries or Affiliates will solicit to employ or employ any of the persons listed on Exhibit B of that certain letter agreement dated August 26, 1998 between Acquiror and Company, without obtaining the prior written consent of the Chief Executive Officer of Acquiror.

     9.9  ACCOUNTING AND TAX TREATMENT.      From the date of this Agreement
          ----------------------------
until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, each of the Parties and each Shareholder undertakes and agrees to use its or his best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     9.10  STATE TAKEOVER LAWS.      From the date of this Agreement until the
           -------------------
earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, each Party shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including, but not limited to, Section 14-2-1111 of the GBCC.

     9.11  CHARTER PROVISIONS.      From the date of this Agreement until the
           ------------------
earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, each Party shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of such Party (including, with respect to Company, any Company Entity) or restrict or impair the ability of Acquiror or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Company Entity that may be directly or indirectly acquired or controlled by them.

     9.12  AGREEMENT OF AFFILIATES.      Company has disclosed in Section 9.12
           -----------------------
of the Company and Shareholder Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Company for purposes of Rule 145 under the 1933 Act. Company shall use its reasonable efforts to cause each such Person to deliver to Acquiror not later than 5 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 4,
                                                             ---------
providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Company Capital Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Acquiror Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and, since the Merger will be accounted for by the pooling-of-interests method of accounting, until such time as financial results covering at least 30 days of combined operations of Acquiror and Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Since the Merger will be accounted for using the pooling-of-interests method of accounting, shares of Acquiror Common Stock issued to such affiliates of Company in exchange for shares of Company Capital Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Acquiror and Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 9.12 (and Acquiror shall be entitled to place restrictive legends upon certificates for shares of Acquiror Common Stock issued to affiliates of Company pursuant to this Agreement to enforce the provisions of this Section 9.12).

     9.13  AGREEMENT TO CONSENT.
           --------------------

     (a) Each Shareholder hereby agrees to execute a written consent in lieu of a special meeting of the Shareholders which will set forth such Shareholder's approval and adoption of this Agreement and the Merger.

     (b) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, each Shareholder hereby agrees that the Shareholders shall collectively continue to own a number and kind of shares of Company Capital Stock having the right to cast a majority of the votes of the outstanding capital stock of the Company entitled to vote on this Agreement and the Merger and any other proposals.

     (c) To the extent inconsistent with the foregoing provisions of this
Section 9.13, each Shareholder hereby revokes any and all previous proxies with respect to such Shareholder's shares of Company Capital Stock.

     9.14  SUPPLEMENTAL DISCLOSURES.
           ------------------------

     (a) Company and the Shareholders shall have the continuing right and obligation up to and including the Closing to supplement promptly or amend the Company and Shareholder Disclosure Memorandum with respect to any matter hereafter arising or discovered by or otherwise coming to the attention of the Shareholders or the Company which, if existing or known by the Shareholders or the Company at the date of this Agreement, would have been required to be set forth or listed in the Company and Shareholder Disclosure Memorandum, provided
                                                                      --------
however, that Acquiror may unilaterally extend the Closing Date if necessary to
-------
allow Acquiror five (5) business days to review such supplements prior to the Closing Date.

     (b) Acquiror shall have the continuing right and obligation up to and including the Closing to supplement promptly or amend the Acquiror Disclosure Memorandum with respect to any matter hereafter arising or discovered by or otherwise coming to the attention of Acquiror which, if existing or known by Acquiror at the date of this Agreement, would have been required to be set forth or listed in the Acquiror Disclosure Memorandum, provided however, that Company
                                                 ----------------
and the Shareholders may unilaterally extend the Closing Date if necessary to allow Company and the Shareholders five (5) business days to review such supplements prior to the Closing Date.

     9.15  EMPLOYEE MATTERS.
           ----------------

     With respect to severance and employee welfare benefits and seniority, Acquiror shall recognize for purposes of participation, eligibility, vesting and benefit accruals (to the extent applicable under the employee severance plans of Acquiror) the service of any employee of Company prior to the Closing Date with any Company Entity or any of their respective predecessors, if such service is recognized for such purposes by such Company Entity. Each employee of Company shall be entitled to receive severance benefits pursuant to employee severance plans of Acquiror if, and only if, such employee is not also entitled to receive severance benefits pursuant to an existing employment contract between the Company and such employee.


                                   ARTICLE 10
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     10.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.      The respective
           ---------------------------------------
obligations of each Party and the Shareholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived pursuant to
Section 13.7:

     (a) REGULATORY APPROVALS.  All Consents of, filings and registrations with,
         --------------------
and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so Materially and adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (b) CONSENTS AND APPROVALS.  Each Party shall have obtained any and all
         ----------------------
Consents required to be obtained by it for consummation of the Merger (other than those referred to in Section 10.1(a)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or an Acquiror Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) LEGAL PROCEEDINGS.  No court or Regulatory Authority of competent
         -----------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     (d) POOLING LETTERS.  Each of the Parties shall have received letters,
         ---------------
dated as of the Effective Time, addressed to Acquiror, in form and substance reasonably acceptable to each Party, from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.
Each of the Parties also shall have received letters, dated as of the Effective Time, addressed to Company, in form and substance reasonably acceptable to each Party, from PricewaterhouseCoopers LLP to the effect that such firm is not aware of any matters relating to Company and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

     10.2  CONDITIONS TO OBLIGATIONS OF ACQUIROR.      The obligations of
           -------------------------------------
Acquiror to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Acquiror pursuant to Section 13.7(a):

     (a) REPRESENTATIONS AND WARRANTIES.  For purposes of this Section 10.2(a),
         ------------------------------
the accuracy of the representations and warranties of Company and the Shareholders set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). On and as of the Effective Time, the representations and warranties set forth in Section 5.3 shall be true and correct. On and as of the Effective Time, the representations and warranties set forth in Sections 5.19, 5.20, and 5.21 shall be true and correct in all Material respects. On and as of the Effective Time, there shall not exist inaccuracies in the representations and warranties of Company and the Shareholders set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.19, 5.20, and 5.21) such that the aggregate effect of such inaccuracies, together with any supplemental disclosures made pursuant to Section 9.14(a), has, or is reasonably likely to have, a Company Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Company Material Adverse Effect" shall be deemed not to include such qualifications.

     (b) PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
         ---------------------------------------
agreements and covenants of Company and the Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c) CERTIFICATES.  Each of the Shareholders (as to matters described below
         ------------
involving Shareholders) and Company (as to matters described below involving Company) shall have delivered to Acquiror (i) a certificate, dated as of the Effective Time and signed by each Shareholder and on behalf of the Company by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 10.1 as they relate to Company and in
Section 10.2(a) and 10.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Company's Board of Directors and Shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Acquiror and its counsel shall request.

     (d) AFFILIATES AGREEMENTS.  Acquiror shall have received from each
         ---------------------
affiliate of Company the letter referred to in Section 9.12, to the extent necessary to assure in the reasonable judgment of Acquiror that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

     (e) NONCOMPETITION AGREEMENTS.  Each of John Shaheen and David Shaheen
         -------------------------
shall have executed and delivered to Acquiror a Noncompetition and Confidentiality Agreement in substantially the form of Exhibit 2 (collectively,
                                                       ---------
the "Noncompetition Agreements").

     (f) ESCROW AGREEMENT.  Escrow Agent and each Shareholder Indemnitor shall
         ----------------
have executed and delivered to Acquiror the Escrow Agreement, in the form attached hereto as Exhibit 1.
                   ---------

     (g) RELEASES.  Each of the Shareholders shall have executed and delivered
         --------
to Acquiror a Release, in the form attached hereto as Exhibit 3.
                                                      ----------

     (h) SATISFACTION LETTERS.  Acquiror shall have received, from each of
         --------------------
Prudential Securities Incorporated, Chorey, Taylor & Feil, A Professional Corporation, PricewaterhouseCoopers LLP, Hunton & Williams, LAW Engineering and Environmental Services, Inc., Chambliss, Bahner & Stophel, P.C., and Berger, Davis & Singerman, P.A. letters confirming payment in full of all amounts owing to each such party by Company and releasing Acquiror and Company from any and all obligations to pay any such party any amount after the Effective Time for services rendered on or prior to the Closing Date.

     10.3  CONDITIONS TO OBLIGATIONS OF COMPANY AND THE SHAREHOLDERS.      The
           ---------------------------------------------------------
obligations of Company and the Shareholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Company and the Indemnitor Representative pursuant to Section 13.7(b):

     (a) REPRESENTATIONS AND WARRANTIES.  For purposes of this Section 10.3(a),
         ------------------------------
the accuracy of the representations and warranties of Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). On and as of the Effective Time, the representations and warranties of Acquiror set forth in Section 7.3 shall be true and correct. On and as of the Effective Time, the representations and warranties of Acquiror set forth in Section 7.9 shall be true and correct in all Material respects. On and as of the Effective Time, there shall not exist inaccuracies in the representations and warranties of Acquiror set forth in this Agreement (including the representations and warranties set forth in Sections 7.3, and 7.9) such that the aggregate effect of such inaccuracies, together with any supplemental disclosures made pursuant to Section 9.14(b), has, or is reasonably likely to have, an Acquiror Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Acquiror Material Adverse Effect" shall be deemed not to include such qualifications.

     (b) PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
         ---------------------------------------
agreements and covenants of Acquiror to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c) CERTIFICATES.  Acquiror shall have delivered to the Shareholders (i) a
         ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 10.1 as they relate to Acquiror and in Section 10.3(a) and 10.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Acquiror's Board of Directors and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Company and its counsel shall request.

     (d) TAX MATTERS.  Company shall have received a written opinion of counsel,
         -----------
which shall state that the Shareholders may rely thereon, from Alston & Bird LLP, in form reasonably satisfactory to Company (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) the exchange in the Merger of Company Capital Stock for Acquiror Common Stock will not give rise to recognition of gain or loss to the Shareholders with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations substantially in the form attached hereto as Exhibit 5 of the Shareholders and of officers of Company
                        ---------
and Acquiror reasonably satisfactory in form and substance to such counsel. Acquiror shall bear all fees and expenses included in the preparation and delivery of the Tax Opinion.

     (e) ESCROW AGREEMENT.  Acquiror and Escrow Agent shall have executed and
         ----------------
delivered to the Shareholder Indemnitors the Escrow Agreement, in the form attached hereto as Exhibit 1.
                   ---------

     (f) NONCOMPETITION AGREEMENTS.  The Acquiror shall have executed and
         -------------------------
delivered to John A. Shaheen and David M. Shaheen the Noncompetition Agreements.

     (g) SHELF REGISTRATION AND LISTING ON NYSE.  The Shelf Registration shall
         --------------------------------------
have been declared effective by the SEC and the shares of Acquiror Common Stock to be issued pursuant to Section 3.1(c) hereof shall have been listed for trading on the NYSE, subject to official notice of issuance; provided, however, that if the Shelf Registration has not been declared effective by the SEC prior to Closing because of requirements by a third party that can only be satisfied after the Closing has occurred and that the Company and the Shareholders have reasonable assurance will be satisfied immediately after Closing, the condition contained in this Section 10.3(g) shall not apply.


                                   ARTICLE 11
                                INDEMNIFICATION
                                ---------------

     11.1  AGREEMENT OF SHAREHOLDER INDEMNITORS TO INDEMNIFY.      Subject to
           -------------------------------------------------
the terms and conditions of this Article 11 and the Escrow Agreement, Shareholder Indemnitors jointly and severally (except with respect to (i) the representation and warranties of the Shareholder Indemnitors contained in
Article 6, (ii) the covenants or agreements of the Shareholder Indemnitors made in or pursuant to this Agreement and (iii) the representations, warranties and covenants of the Shareholder Indemnitors made in or pursuant to the Other Shareholder Agreements, in each of which cases such obligation shall be several as to each Shareholder Indemnitor's individual representations, warranties, covenants and agreements (but as to representations, warranties, covenants and agreements of the remaining Shareholders made in or pursuant to this Agreement or the Other Shareholder Agreements, the obligations of the Shareholder Indemnitors shall be joint and several as between the Shareholder Indemnitors)) agree to indemnify, defend, and hold harmless Acquiror Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Acquiror Indemnitee and resulting from, based upon, or arising out of:

     (a) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Shareholder or Company contained in or made pursuant to this Agreement or any Other Shareholder Agreement;

     (b) a breach of or failure to perform any covenant or agreement of any Shareholder or Company made in this Agreement or any Other Shareholder Agreement; or

     (c) the case styled Patricia Folino, Carol-Lee Salganik, Jodi Pinsky, Emily
                         -------------------------------------------------------
McDonell and Marilyn Yamich v. World Carpets, Inc., Civil Action No. 4:98-CV-
--------------------------------------------------
120-HLM.

     11.1A  AGREEMENT OF ACQUIROR INDEMNITOR TO INDEMNIFY.    Subject to the
            ---------------------------------------------
terms and conditions of this Article 11, Acquiror Indemnitor agrees to indemnify, defend, and hold harmless Shareholder Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Shareholder Indemnitee and resulting from, based upon, or arising out of:

     (a) a breach of or failure to perform any covenant or agreement of Acquiror Indemnitor made in this Agreement or any Other Acquiror Agreement.

     11.2  PROCEDURES FOR INDEMNIFICATION.
           ------------------------------

     (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Acquiror or the Indemnitor Representative, as appropriate, requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

     (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 11.3 shall be observed by the Indemnitee and the Acquiror or the Indemnitor Representative, as appropriate.

     (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Acquiror or the Indemnitor Representative, as appropriate, shall have 30 days after actual receipt by him or it of the written notice described in
Section 11.2(a) to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Acquiror, or the Indemnitor Representative on behalf of all Shareholder Indemnitors, as appropriate, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Acquiror or the Indemnitor Representative, as appropriate, and the dispute is not resolved by the Indemnitee and the Acquiror or the Indemnitor Representative, as appropriate, within 15 days after the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 11.12.

     (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Acquiror or the Indemnitor Representative, as appropriate, and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such Indemnification Claim within thirty days after the date such amount is determined. Subject to the terms of the Escrow Agreement, such payment shall be made by delivering to the Indemnitee certificates, duly endorsed for transfer, representing that number of shares of Acquiror Common Stock having a value (based on the Closing Price), rounded to the nearest share, equal to the amount due such Indemnitee hereunder, in each case subject to Sections 11.6 and 11.7.

     11.3  THIRD PARTY CLAIMS.      The obligations and liabilities of the
           ------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

     (a) The Indemnitee shall give the Acquiror or the Indemnitor Representative, as appropriate, written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Acquiror, or the Indemnitor Representative on behalf of the Shareholder Indemnitors, as appropriate, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Acquiror or the Indemnitor Representative, as appropriate, of such Third Party Claim shall not relieve any Indemnitor of any liability that any

Indemnitor may have with respect to such Third Party Claim except to the extent the defense of such Third Party Claim is prejudiced by such failure. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Acquiror or the Indemnitor Representative, as appropriate, fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after notice of such claim has been actually received by the Acquiror or the Indemnitor Representative, as appropriate, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing reasonably acceptable to the Acquiror or the Indemnitor Representative, as appropriate. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section
11.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

     (b) No compromise or settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Acquiror or the Indemnitor Representative, as appropriate, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $100,000 or less where the Acquiror or the Indemnitor Representative, as appropriate, has not responded within ten business days after actually receiving from the Indemnitee notice of a proposed settlement. If the Acquiror or the Indemnitor Representative, as appropriate, assumes the defense of such a Third Party Claim,
(a) no compromise or settlement thereof may be effected by the Acquiror or the Indemnitor Representative, as appropriate, without the Indemnitee's consent, which consent shall not be unreasonably withheld or delayed, unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent (if such consent was not unreasonably withheld or delayed).

     (c) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     11.4  EXCLUSIVE REMEDY.      The Parties and the Shareholders acknowledge
           ----------------
and agree that, except as provided in Section 13.14 of this Agreement, the indemnification provisions in this Article 11 shall provide the exclusive remedy of the Parties hereto and the Shareholders with respect to this Agreement.

     11.5  SURVIVAL.      All representations, warranties and agreements of the
           --------
Company, the Shareholders and Acquiror contained in this Agreement or in any Other Shareholder Agreements or any Other Acquiror Agreements shall survive the consummation of the transactions provided for herein and therein for such period of time as an Indemnification Claim for breach thereof may be made as provided in Section 11.6 hereof, notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

     11.6  TIME LIMITATIONS.
           ----------------

         (a) The Shareholder Indemnitors will have no Liability to the Acquiror Indemnitees under Article 11 of this Agreement in connection with this Agreement or the transactions contemplated hereby, including any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Company or the Shareholders contained in this Agreement and/or the Other Shareholder Agreements or the Other Acquiror Agreements contemplated hereby, unless notice asserting a bona fide Indemnification Claim based thereon is given to the Indemnitor Representative prior to (i) with respect to any Indemnification Claim asserted under clause (c) of Section 11.1, thirty (30) days after the date of a final nonappealable judgment by a court of competent jurisdiction is rendered in each such litigation; (ii) with respect to any Indemnification Claim asserted under clause (a) of Section 11.1 based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Shareholder or the Company contained in Sections 5.1, 5.2, 5.8 except for subsection(c), 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.20, 5.21, 5.23,
5.25, 6.1, 6.2, 6.3 or 6.4 one (1) year from the Effective Time; and (iii) with respect to all other Indemnification Claims not covered by (i) or (ii), the earlier of (i) one (1) year from the Effective Time, or (ii) the date of issuance of the first independent accountants report on the consolidated financial statements of Acquiror which reflect the combined results of Acquiror and Company subsequent to the Effective Time (but in no event shall any such time period be longer than the maximum period permitted in order for the Merger to qualify for "pooling of interests" accounting treatment).

          (b) The Acquiror Indemnitor will have no Liability to the Shareholder Indemnitees under Article 11 of this Agreement in connection with this Agreement or the transactions contemplated hereby, including any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Acquiror contained in this Agreement and/or the Other Shareholder Agreements or the Other Acquiror Agreements contemplated hereby, unless notice asserting a bona fide Indemnification Claim based thereon is given to the Acquiror prior to the earlier of (i) one (1) year from the Effective Time, or (ii) the date of issuance of the first independent accountants report on the consolidated financial statements of Acquiror which reflect the combined results of Acquiror and Company subsequent to the Effective Time (but in no event shall such time period be longer than the maximum period permitted in order for the Merger to qualify for "pooling of interests" accounting treatment).

     11.7  LIMITATIONS AS TO AMOUNT.
           ------------------------

     (a) Shareholder Indemnitors shall have no Liability with respect to the matters described in clauses (a) or (b) of Section 11.1 until the total of all Losses described in Section 11.1(a) and (b) with respect thereto exceeds $2,000,000 and then only for the amount by which such Losses described in
Section 11.1(a) and (b) exceed $2,000,000. Shareholder Indemnitors shall be liable for all Losses with respect to the matters described in clause (c) of
Section 11.1. The limitations set forth in this Section 11.7(a) shall not apply to: (i) any intentional misrepresentation or breach of warranty of any Indemnitor or any intentional failure to perform or comply with any covenant or agreement of any Indemnitor or (ii) any breach of the representations and warranties contained in Section 5.14, and the Indemnitors shall be liable for all Losses with respect thereto.

     (b) In no event shall the aggregate liability of the Indemnitors under this
Article 11, this Agreement, the Other Shareholder Agreements and the Other Acquiror Agreements entered into in connection with the consummation of the transactions contemplated hereby, exceed the lesser of $15,000,000 or the amount which is ten percent (10%) of the total number of shares of Acquiror Common Stock issued in the Merger multiplied by the Closing Price (but in any event such aggregate liability shall not be greater than the maximum amount permitted in order for the Merger to qualify for "pooling of interests" accounting treatment).

     11.8  TAX EFFECT AND INSURANCE.    The liability of the Indemnitors with
           ------------------------
respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 11.12 of this Agreement.

     11.9  ESCROW.    Upon notice to the Indemnitor Representative specifying in
           ------
reasonable detail the basis therefor, an Acquiror Indemnitee may give notice of a Claim to any amount to which it may be entitled under this Article 11 under the Escrow Agreement. To the extent shares of Acquiror Common Stock remain available to Acquiror under the Escrow Agreement, Acquiror shall satisfy any Indemnification Claim in accordance with the provisions of the Escrow Agreement before pursuing other remedies for an Indemnification Claim against the Shareholder Indemnitors.

     11.10  SUBROGATION.    Upon payment in full of any Indemnification Claim
            -----------
the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     11.11  APPOINTMENT OF INDEMNITOR REPRESENTATIVE.    Each Shareholder
            ----------------------------------------
Indemnitor constitutes and appoints the Indemnitor Representative as his or her true and lawful attorney-in-fact to act for and on behalf of such Shareholder Indemnitor in all matters relating to or arising out of this Article 11 and the Liability or asserted Liability of such Shareholder Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the Liability of such Shareholder Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the Liability of such Shareholder Indemnitor, or the amount of such Liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Shareholder Indemnitor or refusing to accept the same, settling and compromising the Liability of such Shareholder Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Indemnitor Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Shareholder Indemnitor, such Shareholder Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Indemnitor Representative taken and done pursuant to the authority herein granted. Each Shareholder Indemnitor hereby agrees to indemnify and to save and hold harmless the Indemnitor Representative from any Liability incurred by the Indemnitor Representative based upon or arising out of any act, whether of omission or commission, of the Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by the Indemnitor Representative of the authority herein granted. The Indemnitor Representative, or any successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Indemnitor Representative, as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Indemnitor Representative, a successor shall be named from among the Shareholders by a majority of the Shareholders. Each such successor Indemnitor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Indemnitor Representative, and the term "Indemnitor Representative" as used herein shall be deemed to include such successor Indemnitor Representative.

     11.12  ARBITRATION.    Any dispute, claim or controversy relating in any
            -----------
way to this Agreement or to any of the Other Shareholder Agreements or any of the Other Acquiror Agreements, or the transactions contemplated hereby or thereby, whether in contract, in tort or otherwise, except a request for equitable, injunctive or restraining relief (as described in Section 13.14) or to enforce an arbitration award, shall be resolved by arbitration in Atlanta, Georgia, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), subject to the limitations of this Section
11.12. This agreement to arbitrate will be specifically enforceable under the prevailing law of any court having jurisdiction. Notice of a demand for arbitration will be filed in writing with the applicable other signatory hereto and with AAA. The demand for arbitration shall be made in accordance with the specific terms of Article 11 of this Agreement, if applicable, and otherwise within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The signatories hereto agree that three (3) arbitrators experienced in the matters at issue shall arbitrate all disputes. The arbitrators shall be selected by the joint agreement of the signatories hereto, but if they do not so agree within twenty (20) days after the date of the notice of a demand for arbitration referred to above, the selection shall be made pursuant to the Commercial Arbitration Rules of AAA from the panels of arbitrators maintained by AAA. The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and the award will not be subject to vacation, modification or appeal, except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act, the terms of which Sections the signatories hereto agree shall apply. Each participant in the arbitration shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim, or any defense or objection thereto, was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses against the participant(s) raising such unreasonable claim, defense or objection.

     11.13  CONTRIBUTION AGREEMENT.    Notwithstanding any joint and several
            ----------------------
liability of the Shareholder Indemnitors under certain provisions of this Agreement, the Shareholder Indemnitors hereby agree among themselves that each Shareholder Indemnitor's respective liability and obligation under any of said provisions shall be equal to the other Shareholder Indemnitor's liability and obligation under such provision. If any liability or obligation under this Agreement is paid or otherwise satisfied by any Shareholder Indemnitor in excess of his or its proportionate share, such Shareholder Indemnitor shall have an immediate right of contribution from the other Shareholder Indemnitor for such excess.


                                   ARTICLE 12
                                  TERMINATION
                                  -----------

     12.1  TERMINATION.      Notwithstanding any other provision of this
           -----------
Agreement, and notwithstanding the approval of this Agreement by the Shareholders, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual written consent of Acquiror and Company; or

     (b) By the Acquiror or Company (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of an inaccuracy or inaccuracies in the representations and warranties of the other Party contained in this Agreement and also, in the case of Acquiror, of any Shareholder contained in this Agreement, which cannot be or has not been cured within 30 days after the giving of notice to the breaching Party, or breaching Shareholder, of such breach, which notice includes a reasonably detailed description of such inaccuracy or inaccuracies; but only if the existence of such inaccuracy or inaccuracies would give the terminating Party the right to refuse to perform this Agreement and consummate the Merger under Section 10.2(a) or Section 10.3(a), as applicable; or

     (c) By Acquiror or Company (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement and also, in the case of Acquiror, in the event of any such Material breach by any Shareholder of any covenant or agreement of such Shareholder contained in this Agreement, which cannot be or has not been cured within 30 days after the giving of notice to the breaching Party of such breach; which notice includes a reasonably detailed description of such breach; but only if the existence of any such Material breach would give the terminating Party the right to refuse to perform this Agreement and consummate the Merger under Section 10.2 or 10.3, as applicable; or

     (d) By Acquiror or Company (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; but only if the failure to obtain any such Consent would give the terminating Party the right to refuse to perform this Agreement and consummate the Merger under Section 10.1; or

     (e) By either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 12.1(e); or

     (f) By Company if the average of the daily weighted average sales prices for the shares of Acquiror Common Stock during the ten consecutive trading days on which such shares were actually traded on the NYSE (as reported by the NYSE) ending on the trading day two days prior to the Closing Date (the "Average Price") is less than $22.50.

     12.2  EFFECT OF TERMINATION.      In the event of the termination and
           ---------------------
abandonment of this Agreement pursuant to Section 12.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
12.2 and Article 13 and Sections 9.6(b) and 9.8(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 12.1(b) and 12.1(c) shall not relieve the breaching Party or Shareholder from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     12.3  NON-SURVIVAL OF ACQUIROR REPRESENTATIONS AND WARRANTIES.      The
           -------------------------------------------------------
representations and warranties of Acquiror in this Agreement shall not survive the Effective Time.

                                   ARTICLE 13
                                 MISCELLANEOUS
                                 -------------

     13.1  DEFINITIONS.
           -----------

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 ACT" shall mean the Securities Act of 1933, as amended through the date of this Agreement.

     "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended through the date of this Agreement.

     "ACQUIROR CAPITAL STOCK" shall mean, collectively, the Acquiror Common Stock, the Acquiror Preferred Stock and any other class or series of capital stock of Acquiror.

     "ACQUIROR COMMON STOCK" shall mean the $0.01 par value common stock of Acquiror.

     "ACQUIROR DISCLOSURE MEMORANDUM" shall mean the written information entitled "Acquiror Disclosure Memorandum" delivered to Company simultaneously with Acquiror's execution of this Agreement, as supplemented in accordance with Section 9.14(b), describing in reasonable detail the matters contained therein. Information disclosed with respect to one Section of this Agreement in the Acquiror Disclosure Memorandum will also be deemed to be disclosed for purposes of all other Sections, to the extent applicable, if appropriately cross-referenced in such other Sections.

     "ACQUIROR ENTITIES" shall mean, collectively, Acquiror and all Acquiror Subsidiaries.

     "ACQUIROR FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Acquiror as of June 27, 1998, and as of December 31, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 27, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by Acquiror in SEC Documents, and (ii) the consolidated balance sheets of Acquiror (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 27, 1998.

     "ACQUIROR INDEMNITEES" shall mean Acquiror, Company and their respective officers, directors, shareholders, controlling persons, Affiliates and Representatives.

     "ACQUIROR INDEMNITOR" shall mean the Acquiror.

     "ACQUIROR MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which has a Material adverse impact on (i) the financial position, business, or results of operations of Acquiror and its Subsidiaries, taken as a whole, or (ii) the ability of Acquiror to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Acquiror Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of Acquiror (or any of its Subsidiaries) taken with the prior written Consent of Company in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of Acquiror, including expenses incurred by Acquiror in consummating the transactions contemplated by this Agreement.

     "ACQUIROR PREFERRED STOCK" shall mean the $0.01 par value preferred stock of Acquiror.

     "ACQUIROR SUBSIDIARIES" shall mean the Subsidiaries of Acquiror and any corporation or other organization acquired as a Subsidiary of Acquiror in the future and held as a Subsidiary by Acquiror at the Effective Time.

     "ACQUISITION PROPOSAL" shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of Company or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, Company or any of its Subsidiaries.

     "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits attached hereto and incorporated herein by reference.

     "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and, other than assets held under leases, to the extent owned by such Person or by any Affiliate of such Person, and wherever located.

     "CERTIFICATE OF MERGER" shall mean the Certificate of Merger setting forth the information required by the GBCC to be executed by Company and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

     "CLOSING DATE" shall mean the date on which the Effective Time occurs.

     "COMPANY CAPITAL STOCK" shall mean the Company Common Stock and the Company Preferred Stock.

     "COMPANY COMMON STOCK" shall mean the Class C Common Stock, no par value, of Company.

     "COMPANY AND SHAREHOLDER DISCLOSURE MEMORANDUM" shall mean the written information entitled "Company and Shareholder Disclosure Memorandum" delivered to Acquiror simultaneously with Company's and Shareholders' execution of this Agreement, as supplemented in accordance with Section 9.14(a), describing in reasonable detail the matters contained therein. Information disclosed with respect to one Section or subsection of this Agreement in the Company and Shareholder Disclosure Memorandum will also be deemed to be disclosed for purposes of all other Sections or subsections, to the extent applicable, if appropriately cross-referenced in such other Sections or subsections. Any sentence of any Section or subsection of this Agreement may be qualified by specific facts described in a corresponding Section or subsection of the Company and Shareholder Disclosure Memorandum, whether or not a specific reference to the Company and Shareholder Disclosure Memorandum is made in the applicable sentence of such Section or subsection of this Agreement.

     "COMPANY ENTITIES" shall mean, collectively, Company and all Company Subsidiaries.

     "COMPANY FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of Company as of June 28, 1998, June 29, 1997, June 30, 1996, July 2, 1995 and July 3,
   1994, and the related audited statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the five fiscal years ended June 28, 1998, June 29, 1997, June 30, 1996, July 2, 1995 and July 3, 1994, and (ii) those unaudited consolidated balance sheets of Company (including related notes and schedules, if any) and related unaudited statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to the Company's fiscal months ended subsequent to June 28, 1998 and prior to and including the Company's fiscal month which ends not more than sixty (60) days and not less than thirty (30) days prior to the Effective Time, which are set forth in Section 5.5 of the Company and Shareholder Disclosure Memorandum.

     "COMPANY MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which has a Material adverse impact on (i) the financial position, business, or results of operations of Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Company Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of Company (or any of the Company Subsidiaries) taken with the prior written Consent of

   Acquiror in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of Company, including expenses incurred by Company in consummating the transactions contemplated by this Agreement.

     "COMPANY PREFERRED STOCK" shall mean the Class A (Voting) Preferred Stock, $100.00 par value, and the Class B Preferred Stock, $100.00 par value, of the Company.

     "COMPANY SUBSIDIARIES" shall mean the Subsidiaries of Company, which are in existence on the date of this Agreement and any corporation or other organization acquired as a Subsidiary of Company after the date of this Agreement and held as a Subsidiary by Company at the Effective Time.

     "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated May 27, 1997, between Company and Acquiror.

     "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     "CONSENT SOLICITATION STATEMENT" shall mean the consent solicitation statement used by Company to solicit the approval of the Shareholders of the transactions contemplated by this Agreement.

     "CONTRACT" of a Person shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, restriction, understanding, or undertaking of any kind or character, or other document to which such Person is a party or that is binding on such Person or its capital stock, Assets or business.

     "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit; (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit; or
   (iii) any occurrence of any event that with or without the passage of time or the giving of notice, or both, would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "DGCL" shall mean the Delaware General Corporation Law.

     "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S)(S)9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)(S)6901 et seq., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. (S)(S)11001 et seq.); (iv) the Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.); (v) the Clean Water Act (33 U.S.C. (S) 1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C.
   (S) 2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. (S)(S) 5101 et seq.); (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.); (ix) the Safe Drinking Water Act (42 U.S.C. (S) 300f et seq.); (x) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (ix) of this subparagraph, including, but not limited to, the Georgia Solid Waste Management Act, O.C.G.A. (S)(S)13-8-20 et seq., the Georgia Hazardous Waste Management Act, O.C.G.A. (S)(S)12-8-60 et seq., and the Georgia Hazardous Sites Response Act, O.C.G.A. (S)(S)12-8-90 et seq. ("HSRA"), (xi) any amendments to the statutes, laws or ordinances listed in parts (i) - (x) of this subparagraph through the date of this Agreement, and
   (xii) any rules, regulations, guidelines, directives, orders or the like adopted through the date of this Agreement pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (xi) of this subparagraph; and (xiii) any other Law relating to environmental matters.

     "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other securities, or rights convertible into or exchangeable for shares of its capital stock or other securities.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended through the date of this Agreement.

     "ESCROW AGENT" shall mean SunTrust Bank, Atlanta, and its successor(s) or any other entity mutually acceptable to the Parties and the Shareholder Indemnitors.

     "EXHIBITS" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "HAZARDOUS MATERIAL" shall mean any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos, and polychlorinated biphenyls (PCBs).

     "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under
   Article 11.

     "INDEMNITEES" shall mean the Acquiror Indemnitees or the Shareholder Indemnitees, as appropriate.

     "INDEMNITOR REPRESENTATIVE" shall mean David M. Shaheen.

     "INDEMNITORS" shall mean the Shareholder Indemnitors or the Acquiror Indemnitor, as appropriate.

     "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, and inventions.

     "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are actually known by: (i) such Person, (ii) with respect to the Company, by the Chief Executive Officer, President, Chief Operating Officer, Vice President of Financial Services, Secretary, Treasurer, Vice President of Marketing, Vice President of Manufacturing & Operations, Vice President of Product & Design, Vice President of Information Services, Vice President-Chief Accounting Officer, or for purposes of Section 5.11, the Company's Environmental Engineer, or for purposes of Section 5.14, the Company's Director of Human Resources and (iii) with respect to Acquiror, by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Chief Operating Officer or the Corporate Controller.

     "LAW" shall mean any code, law (including, without limitation, common law), ordinance, regulation, reporting or licensing requirement, rule, or statute in effect on the date hereof and applicable to a Person or its Assets, Liabilities, or business, including, without limitation, those promulgated, interpreted or enforced by any Regulatory Authority.

     "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes not yet due and payable or being properly contested; (ii) Liens which do not Materially impair the current use of or title to the Asset(s) subject to such Lien; (iii) statutory Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies or rentals, if any; (iv) Liens resulting from deposits made in connection with workers compensation, unemployment insurance, social security and like laws; and (v) Liens of banks or financial institutions with respect to funds on deposit therewith or other property in possession thereof.

     "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

     "LOSSES" shall mean any and all direct or indirect payments, obligations, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

     "MATERIAL" OR "MATERIALLY" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "OTHER ACQUIROR AGREEMENTS" shall mean the agreements, documents, certificates and instruments to be executed and delivered by Acquiror or Sub pursuant to the terms of this Agreement.

     "OTHER SHAREHOLDER AGREEMENTS" shall mean the agreements, documents, certificates and instruments to be executed and delivered by any Shareholder pursuant to the terms of this Agreement.

     "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "PARTY" shall mean either Company, Sub or Acquiror, and "PARTIES" shall mean Company, Sub and Acquiror.

     "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "REGISTRABLE SECURITIES" shall mean (A) the aggregate number of shares of Acquiror Common Stock to be issued to the Shareholders pursuant to this Agreement (including any Escrow Shares until such time, if ever, as such shares are required to be returned to the Acquiror for cancellation pursuant to the terms of the Escrow Agreement), and (B) any securities of the Acquiror issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Acquiror Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the 1933 Act and all such securities have been disposed of in accordance with such registration statement, (ii) securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the 1933 Act ("Rule 144"), or (iii) securities as are acquired by Acquiror or any of its Subsidiaries.

     "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NYSE, the Federal Trade Commission, the United States Department of Justice, the U.S Environmental Protection Agency, the Georgia Department of Natural Resources, the Georgia Environmental Protection Division, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries or any Shareholder or over any site owned, leased, or operated by any Company Entity or any of its Operating Properties or Participation Facilities.

     "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "SHAREHOLDER INDEMNITEES" shall mean the Shareholders and their respective trustees, if any, and Representatives.

     "SHAREHOLDER INDEMNITORS" shall mean John A. Shaheen, as Trustee of the Revocable Trust Agreement of John A. Shaheen, dated July 12, 1996, David M. Shaheen and their respective successors and assigns.

     "SUB COMMON STOCK" shall mean the $0.01 par value common stock of Sub.

     "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "SURVIVING CORPORATION" shall mean Company as the surviving corporation resulting from the Merger.

     "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, taxes and fees related to unclaimed property, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     "TAX RETURN" shall mean any report, return, information return, or other information required or permitted to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "THIRD PARTY CLAIM" shall mean any Litigation that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification under Article 11.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

       Acquiror SEC Reports                   Section 7.4(a)
       Average Price                          Section 12.1(f)
       Class A Exchange Shares                Section 3.1(c)
       Class B Exchange Shares                Section 3.1(c)
       Closing                                Section 1.2
       Closing Price                          Section 3.5
       Common Stock Share Number              Section 3.1(c)
       Company Benefit Plans                  Section 5.14(a)
       Company Contracts                      Section 5.15
       Company ERISA Plan                     Section 5.14(a)
       Company Pension Plan                   Section 5.14(a)
       Common Stock Exchange Ratio            Section 3.1(c)
       Effective Time                         Section 1.3
       Eligible Company Common Shares         Section 3.1(c)
       Eligible Company Class A Preferred
        Shares                                Section 3.1(c)
       Eligible Company Class B Preferred
        Shares                                Section 3.1(c)
       ERISA Affiliate                        Section 5.14(d)
       Escrow Agreement                       Section 2.4(a)
       Escrow Shares                          Section 3.1
       Immigration Laws                       Section 5.23
       Merger                                 Section 1.1
       Noncompetition Agreements              Section 10.2(e)
       Class A Preferred Stock Exchange
        Ratio                                 Section 3.1(c)
       Class B Preferred Stock Exchange
        Ratio                                 Section 3.1(c)
       Takeover Laws                          Section 5.20
       Tax Opinion                            Section 10.3(d)
       WARN Act                               Section 5.13(c)

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

          13.2  EXPENSES.      Except as otherwise provided in this Agreement,
                --------
each of the Parties and the Shareholders each shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          13.3  TRANSFER TAXES AND RECORDING FEES.      All sales, use, transfer
                ---------------------------------
and all other non-income Taxes, including any Taxes imposed by virtue of the change in ownership of the Company, (the "Transfer Taxes") shall be borne by Acquiror. At the Shareholders' request, the Company will file all necessary Tax returns and other documents required to be filed with respect to all such Transfer Taxes. The Parties will cooperate to the extent reasonably necessary to make such filings or returns as may be required.

          13.4  BROKERS AND FINDERS.      Except for Prudential Securities
                -------------------
Incorporated as to Company and Credit Suisse First Boston as to Acquiror and Sub, each of the Parties, Sub and each of the Shareholders represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Company or any Shareholder or by Acquiror or Sub, each of Company and the Shareholders, on the one hand, and each of Acquiror and Sub, on the other hand, as the case may be, agrees to indemnify and hold the other Parties or Shareholders harmless from and against any Liability in respect of any such claim.

          13.5  ENTIRE AGREEMENT.      Except as otherwise expressly provided
                ----------------
herein, this Agreement (including the Exhibits, the documents and instruments referred to herein) constitutes the entire agreement between the Parties and each of the Shareholders with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 9.6, for the Confidentiality Agreement). Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or the Shareholders or their respective successors, permitted assigns, heirs, beneficiaries and legal representatives, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          13.6  AMENDMENTS.      To the extent permitted by Law, this Agreement
                ----------
may be amended by a subsequent writing signed by each of the Parties and each of the Shareholders upon the approval of each of the Parties and the Shareholders whether before or after Shareholder approval of this Agreement has been obtained; provided, that after any such approval by the Shareholders, there shall be made no amendment that pursuant to Section 14-2-1101 et. seq. of the GBCC requires further approval by such Shareholders without the further approval of such Shareholders.

          13.7  WAIVERS.
                -------

          (a) Prior to or at the Effective Time, Acquiror, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Company or the Shareholders, to waive or extend the time for the compliance or fulfillment by Company or the Shareholders of any and all of their respective obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Acquiror under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Acquiror.

          (b) Prior to or at the Effective Time, Company, acting through its Board of Directors, chief executive officer or other authorized officer, and the Shareholders shall have the collective right to waive any Default in the performance of any term of this Agreement by Acquiror, to waive or extend the time for the compliance or fulfillment by Acquiror of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Company and the Shareholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Company and the Shareholders.

          (c) The failure of any Party or Shareholder at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party or Shareholder at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          13.8  ASSIGNMENT.      Except as expressly contemplated hereby,
                ----------
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto or Shareholder (whether by operation of Law or otherwise) without the prior written consent of all other signatories hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and the Shareholders, and their respective heirs, beneficiaries, legal representatives and successors and assigns.

          13.9  NOTICES.      All notices or other communications which are
                -------
required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (with confirmation received by the sender), by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

       Company or
       any Shareholder:  World Carpets, Inc.
                         One World Plaza
                         Dalton, Georgia  30722
                         Telecopy Number:  (706) 272-4989
                         Attention:  David M. Shaheen

       Copy to Counsel:  Chorey, Taylor & Feil, A Professional Corporation
                         3399 Peachtree Road, N.E, Suite 1700
                         Atlanta, Georgia  30326
                         Telecopy Number:  (404) 841-3221
                         Attention:  Thomas V. Chorey, Jr., Esq.

       Acquiror or Sub:  Mohawk Industries, Inc.
                         160 South Industrial Boulevard
                         Calhoun, Georgia  30701
                         Telecopy Number:  (706) 602-0278
                         Attention:  David L. Kolb

       Copy to Counsel:  Alston & Bird LLP
                         One Atlantic Center
                         1201 West Peachtree Street
                         Atlanta, Georgia  30309-3424
                         Telecopy Number:  (404) 881-4777
                         Attention:  Alexander W. Patterson, Esq.

          13.10      GOVERNING LAW.    This Agreement shall be governed by and
                     -------------
construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

          13.11      COUNTERPARTS.    This Agreement may be executed in two or
                     ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          13.12      CAPTIONS; ARTICLES AND SECTIONS.    The captions contained
                     -------------------------------
in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

          13.13      INTERPRETATIONS.    Neither this Agreement nor any
                     ---------------
uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties hereto and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

          13.14      ENFORCEMENT OF AGREEMENT.    The Parties and the
                     ------------------------
Shareholders agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties and the Shareholders shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to the remedies set forth in Article 11 hereof.

          13.15      SEVERABILITY.    Any term or provision of this Agreement
                     ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          13.16      TIME OF THE ESSENCE.    Time is of the essence of this
                     -------------------
Agreement.

          13.17      FACSIMILE SIGNATURES.    Execution and delivery of this
                     --------------------
Agreement, or any other agreements to be entered into in connection with this Agreement, by exchange of facsimile copies bearing the facsimile signature of a signatory hereto or thereto, as applicable, shall constitute a valid and binding execution and delivery of this Agreement, or such other agreements, as applicable, by such signatory. Such facsimile copies shall constitute enforceable original documents.


                        [Signatures on following pages.]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers and each of the Shareholders has executed this Agreement as of the day and year first above written.

                         ACQUIROR

                         BY: /s/ David L. Kolb
                            ---------------------------------------
                             CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                         SUBSIDIARY


                         BY: /s/ David L. Kolb
                            ---------------------------------------
                             PRESIDENT



                         COMPANY

                         BY: /s/ John A. Shaheen
                            ---------------------------------------
                             CHAIRMAN OF THE BOARD



                         THE SHAREHOLDERS:

                         /s/ Shaheen A. Shaheen
                         ------------------------------------------
                         SHAHEEN A. SHAHEEN

                         /s/ Piera B. Shaheen
                         ------------------------------------------
                         PIERA B. SHAHEEN

                         /s/ David M. Shaheen
                         ------------------------------------------
                         DAVID M. SHAHEEN

                         REVOCABLE TRUST OF JOHN A. SHAHEEN, DATED JULY 12, 1996

                         BY: /s/ John A. Shaheen
                         ------------------------------------------------------
                             TRUSTEE

                         DAVID M. SHAHEEN AND JOHN A. SHAHEEN, AS CO-TRUSTEES PURSUANT TO THAT CERTAIN VOTING TRUST AGREEMENT DATED APRIL 30, 1992

                         BY: /s/ David A. Shaheen
                         ------------------------------------------------------
                             TRUSTEE

                         BY: /s/ John A. Shaheen
                         ------------------------------------------------------
                             TRUSTEE

                         PIERA B. SHAHEEN TRUST, DATED 12/8/76

                         BY: /s/ John C. Stophel
                         -----------------------------------------------------
                             TRUSTEE

                         SHAHEEN A. SHAHEEN TRUST, DATED 12/15/72

                         BY: /s/ John C. Stophel
                         -----------------------------------------------------
                             TRUSTEE

                         SHAHEEN A. AND PIERA B. SHAHEEN TRUST, DATED 12/10/74

                         BY: John A. Shaheen
                         -----------------------------------------------------
                             TRUSTEE

                         SHAHEEN A. AND PIERA B. SHAHEEN TRUST, DATED 12/8/76

                         BY: John A. Shaheen
                         -----------------------------------------------------
                             TRUSTEE

                         JOHN A. SHAHEEN TRUST (J-1), DATED 12/8/76

                         BY: /s/ John C. Stophel
                         -----------------------------------------------------
                             TRUSTEE

                         JOHN A. SHAHEEN TRUST (J-2), DATED 12/8/76

                         BY: /s/ John C. Stophel
                         -----------------------------------------------------
                             TRUSTEE

                         JOHN A. SHAHEEN FAMILY TRUST, DATED 12/30/80

                         BY: /s/ John C. Stophel
                         ------------------------------------------------------
                             TRUSTEE

                         IRREVOCABLE TRUST OF JOHN A. SHAHEEN (J-6), DATED 12/27/82

                         BY: /s/ John C. Stophel
                         ------------------------------------------------------
                             TRUSTEE

                         IRREVOCABLE TRUST OF JOHN A. SHAHEEN (J-7), DATED 12/27/82

                         BY: /s/ John C. Stophel
                         ------------------------------------------------------
                             TRUSTEE

                         IRREVOCABLE TRUST OF JOHN A. SHAHEEN (J-8), DATED
                         3/24/83

                         BY: /s/ John C. Stophel
                         ------------------------------------------------------
                             TRUSTEE

                         IRREVOCABLE TRUST OF JOHN A. SHAHEEN (J-9), DATED
                         3/24/83

                         BY: /s/ John C. Stophel
                         -----------------------------------------------------
                             TRUSTEE

                         IRREVOCABLE TRUST OF JOHN A. SHAHEEN (J-10), DATED 12/7/87

                         BY: /s/ John C. Stophel
                         -----------------------------------------------------
                             TRUSTEE

                                   SCHEDULE I

Shaheen A. Shaheen                        74,990 shares of Class B
                                            Nonvoting Preferred

Piera B. Shaheen                          76,290 shares of Class B Nonvoting
                                            Preferred
David M. Shaheen                          63,460 shares of Class C Nonvoting
                                            Common
                                          540 shares of Class A Voting Preferred

Revocable Trust Agreement of
John A. Shaheen, dated July 12, 1996      31,995 shares of Class C Nonvoting
                                            Common
                                          540 shares of Class A Voting Preferred

David M. Shaheen and John A. Shaheen,
as Co-Trustees pursuant to that certain
Voting Trust Agreement dated
April 30, 1992                            1,920 shares of Class A
                                            Voting Preferred

Shaheen A. Shaheen Trust, dated 12/15/72  21,260 shares of Class C Nonvoting
                                            Common

Piera B. Shaheen Trust, dated 12/8/76     540 shares of Class C Nonvoting Common

Shaheen A. and Piera B. Shaheen Trust,
dated 12/10/74                            950 shares of Class C Nonvoting Common

Shaheen A. and Piera B. Shaheen Trust,
dated 12/8/76                             950 shares of Class C Nonvoting Common

John A. Shaheen Trust (J-1), dated
12/8/76                                   590 shares of Class C Nonvoting Common

John A. Shaheen Trust (J-2), dated
12/8/76                                   590 shares of Class C Nonvoting Common

John A. Shaheen Family Trust, dated
12/30/80                                  890 shares of Class C Nonvoting Common

Irrevocable Trust of John A. Shaheen
 (J-6), dated 12/27/82                    1,243 shares of Class C Nonvoting
                                            Common

Irrevocable Trust of John A. Shaheen
 (J-7), dated 12/27/82                    1,933 shares of Class C Nonvoting
                                            Common

Irrevocable Trust of John A. Shaheen
 (J-8), dated 3/24/83                     293 shares of Class C Nonvoting Common

Irrevocable Trust of John A. Shaheen
 (J-9), dated 3/24/83                     293 shares of Class C Nonvoting Common

Irrevocable Trust of John A. Shaheen
 (J-10), dated 12/7/87                    1,933 shares of Class C Nonvoting
                                            Common

                                   EXHIBIT 1
                                   ---------

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of _______, 19__, by and among Mohawk Industries, Inc., a Delaware corporation ("Acquiror"), David M. Shaheen and John A. Shaheen, as Trustee of the Revocable Trust Agreement of John A. Shaheen, dated July 12, 1996 (each a "Shareholder" and collectively the "Shareholders"), and ___________, a ________ banking corporation ("Escrow Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WC Acquisition Corp. ("Sub") is a wholly owned subsidiary of Acquiror, and each of Acquiror and Sub is a party to an Agreement and Plan of Merger (the "Merger Agreement") with World Carpets, Inc., a Georgia corporation ("Company") and the Shareholders and other shareholders of Company, dated as of October 22, 1998, pursuant to which Sub has on this date merged (the "Merger") with and into Company with Company surviving the Merger and becoming a wholly owned subsidiary of Acquiror. Pursuant to Section 3.1 of the Merger Agreement, the Shareholders each received the Escrow Shares and have agreed to deposit the Escrow Shares in escrow with the Escrow Agent pursuant to the terms hereof.

     Pursuant to the terms of the Merger Agreement, the Escrow Shares have been issued and will be held by the Escrow Agent pursuant to the terms of this Agreement until delivered or canceled pursuant to the terms of this Agreement or until termination of this Agreement as provided herein.

     The Shareholders have agreed to indemnify Acquiror pursuant to Article 11 of the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

     1.1  ESCROW SHARES.  On this date, Acquiror has executed two stock
          -------------
certificates in negotiable form representing the Escrow Shares and naming David
M. Shaheen (the "Indemnitor Representative") as the registered holder. The Escrow Agent acknowledges receipt of the Escrow Shares and agrees to hold and disburse the Escrow Shares for the benefit of Acquiror and the Shareholders, as the case may be, in accordance with the provisions of this Agreement, with the same force and effect as if the Escrow Shares had been delivered by Acquiror to each Shareholder and subsequently delivered by such Shareholder to the Escrow Agent.

     1.2  SHAREHOLDER PERCENTAGE INTERESTS.  Attached as Schedule I hereto is a
          --------------------------------
schedule showing for each Shareholder the respective percentage interest (the "Percentage Interest") of each such Shareholder in the Escrow Shares.


                                   ARTICLE 2
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "CLOSING PRICE" shall mean the closing price for the shares of Acquiror Common Stock on the trading day next preceding the Closing Date.

     "DISTRIBUTION DATE" shall mean any of the EEOC Litigation Distribution Date and the General Distribution Date.

     "EEOC LITIGATION DISTRIBUTION DATE" shall mean the date that is thirty (30) days after the date of a final nonappealable judgment by a court of competent jurisdiction is rendered in the case of [______________________].

     "FINAL DISTRIBUTION DATE" shall mean the date that is the latest to occur of (i) the EEOC Litigation Distribution Date and (ii) the General Distribution Date.

     "GENERAL DISTRIBUTION DATE" shall mean the date that is one year from the date of the Effective Time.

     "INITIAL ESCROW VALUE" shall mean the number of Escrow Shares originally placed in escrow multiplied by the Closing Price.

     Any other capitalized term used herein but not defined herein shall have the same meaning as provided in the Merger Agreement.


                                   ARTICLE 3
                  TERM; DISTRIBUTION OF ESCROW SHARES; LIMITS

     3.1  TERM.  The term of this Agreement shall commence at the Effective Time
          ----
and shall terminate at such time as all Escrow Shares shall have been distributed to the Shareholders or canceled pursuant to the terms of this Agreement.

     3.2  ADJUSTMENT OF ESCROW SHARES.  [ADJUST LANGUAGE IF 2 TRANCHES REMAIN.]
          ---------------------------
The number of Escrow Shares subject to this Agreement shall be adjusted from time to time, as follows: If, between the date of this Agreement and the Final Distribution Date, Acquiror shall be entitled to be indemnified pursuant to an Indemnification Claim under Article 11 of the Merger Agreement, then Acquiror shall deliver to the Indemnitor Representative a notice thereof (a "Notice of Indemnification Obligation"), and if Acquiror and the Indemnitor Representative shall agree in writing on the dollar amount owed by the Shareholders pursuant to such Indemnification Claim (the "Indemnification Amount") or upon determination of the amount of such Indemnification Claim by an arbitration award or by any other final adjudication, as applicable; then upon execution by the parties of the agreement, or upon issuance of such arbitration award or final adjudication, setting forth the Indemnification Amount, Acquiror shall (A) issue (or cause to be issued) new stock certificates (the "Replacement Certificates") in the respective names of the Shareholders representing, in each case, the number of shares of Acquiror Common Stock equal to the product of (i) the difference between (x) the number of Escrow Shares (the "Claim Shares") in escrow immediately prior to such Notice of Indemnification Obligation minus (y) the quotient (rounded to the next highest whole number) obtained by dividing the Indemnification Amount by the Closing Price, and (ii) each such Shareholder's Percentage Interest; provided, however, that solely to the extent the Indemnification Amount relates to an Indemnification Claim the liability for which is several with respect to any Shareholder (the "Liable Shareholder"), the foregoing calculation shall be performed only with respect to the Liable Shareholder, and for purposes of the foregoing calculation, the Claim Shares shall consist only of those Escrow Shares registered in the name of the Liable Shareholder and the Liable Shareholder's Percentage Interest shall be deemed to be 100%, (B) cancel the Acquiror Common Stock certificates representing the Claim Shares, as determined in accordance with the proviso set forth in clause
(A), if applicable, held in escrow immediately prior to delivery of the Notice of Indemnification Obligation (such certificates, the "Old Certificates"), and
(C) deliver the Replacement Certificates to the Escrow Agent to hold in escrow pursuant to this Agreement. Upon the issuance of any Replacement Certificates, the shares represented by such Replacement Certificates shall be deemed to be "Escrow Shares" for all purposes of this Agreement.

     3.3  DISTRIBUTION OF ESCROW SHARES.
          -----------------------------

     (a) On the General Distribution Date, the Escrow Agent shall deliver to Acquiror for cancellation certificates representing _________ of the Escrow Shares then held in escrow as of the General Distribution Date and with respect to which an Indemnification Claim (other than an Indemnification Claim pursuant to Section 11.1(c) of the Merger Agreement) (a "General Indemnification Claim") is not pending. With respect to General Indemnification Claims pending as of the General Distribution Date, Acquiror and the Indemnitor Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending General Indemnification Claims; provided, that if Acquiror and the Indemnitor Representative are not able to agree on the Indemnification Amount with respect to such General Indemnification Claims by the General Distribution Date, the amount of the Indemnification Amount solely for purposes of the calculations in the following sentence of this Section 3.3(a) shall be the amount reasonably claimed by Acquiror in its Notice of Indemnification Claim in connection with such General Indemnification Claim. Upon determination of the Indemnification Amount in accordance with the preceding sentence, Acquiror shall promptly:

     (i) issue and deliver to the Shareholders new certificates representing the number of shares of Acquiror Common Stock (the "General Distribution Shares") equal to the quotient obtained by dividing (A) the difference between $3,200,000 and the aggregate Indemnification Amount with respect to such pending General Indemnification Claims by (B) the Closing Price and subtracting from such
                       --
quotient the number of shares of Acquiror Common Stock previously cancelled in connection with previously resolved General Indemnification Claims (the "Undisputed General Escrow Shares"), and such certificates shall be denominated in the names of the respective Shareholders in amounts equal to the product of the Undisputed General Escrow Shares and each Shareholder's Percentage Interest, and

     (ii) issue and deliver to the Escrow Agent for retention in escrow pending final determination of the Indemnification Amount, new certificates representing the number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (C) the aggregate Indemnification Amount with respect to such pending General Indemnification Claims by (D) the Closing Price ("Disputed General
                               --
Escrow Shares").

     Any delivery of Acquiror Common Stock to Shareholders pursuant to this
Section 3.3(a) shall be of full shares, and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders. Upon the final resolution of all Indemnification Claims for which Disputed General Escrow Shares are retained in escrow after the General Distribution Date, the Escrow Agent shall promptly deliver to Acquiror for cancellation the appropriate number of Disputed General Escrow Shares corresponding to the finally resolved Indemnification Amount and shall deliver any remaining Disputed General Escrow Shares to the Shareholders in accordance with their respective Percentage Interests in such remaining Disputed General Escrow Shares.

     (b) On the EEOC Litigation Distribution Date, the Escrow Agent shall deliver to Acquiror for cancellation certificates representing _________ of the Escrow Shares then held in escrow as of the EEOC Litigation Distribution Date and with respect to which an Indemnification Claim pursuant to Section 11.1(c) of the Merger Agreement (an "EEOC Litigation Indemnification Claim") is not pending. With respect to EEOC Litigation Indemnification Claims pending as of the EEOC Litigation Distribution Date, Acquiror and the Indemnitor Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending EEOC Litigation Indemnification Claims; provided, that if Acquiror and the Indemnitor Representative are not able to agree on the Indemnification Amount with respect to such EEOC Litigation Indemnification Claims by the EEOC Litigation Distribution Date, the amount of the Indemnification Amount solely for purposes of the calculations in the following sentence of this Section 3.3(b) shall be the amount reasonably claimed by Acquiror in its Notice of Indemnification Claim in connection with such EEOC Litigation Indemnification Claim. Upon determination of the Indemnification Amount in accordance with the preceding sentence, Acquiror shall promptly:

     (i) issue and deliver to the Shareholders new certificates representing the number of shares of Acquiror Common Stock (the "EEOC Litigation Distribution

Shares") equal to the quotient obtained by dividing (A) the difference between $1,800,000 and the aggregate Indemnification Amount with respect to such pending EEOC Litigation Indemnification Claims by (B) the Closing Price and subtracting
                                       --
from such quotient the number of shares of Acquiror Common Stock previously cancelled in connection with previously resolved EEOC Litigation Indemnification Claims (the "Undisputed EEOC Litigation Escrow Shares"), and such certificates shall be denominated in the names of the respective Shareholders in amounts equal to the product of the Undisputed EEOC Litigation Escrow Shares and each Shareholder's Percentage Interest, and

     (ii) issue and deliver to the Escrow Agent for retention in escrow pending final determination of the Indemnification Amount, new certificates representing the number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (C) the aggregate Indemnification Amount with respect to such pending EEOC Litigation Indemnification Claims by (D) the Closing Price ("Disputed EEOC
                                       --
Litigation Escrow Shares").

     Any delivery of Acquiror Common Stock to Shareholders pursuant to this
Section 3.3(b) shall be of full shares, and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders. Upon the final resolution of all Indemnification Claims for which Disputed EEOC Litigation Escrow Shares are retained in escrow after the EEOC Litigation Distribution Date, the Escrow Agent shall promptly deliver to Acquiror for cancellation the appropriate number of Disputed EEOC Litigation Escrow Shares corresponding to the finally resolved Indemnification Amount and shall deliver any remaining Disputed EEOC Litigation Escrow Shares to the Shareholders in accordance with their respective Percentage Interests in such remaining Disputed EEOC Litigation Escrow Shares.

     (c) Notwithstanding anything to the contrary contained herein, the Indemnitor Representative may, at any time after the Acquiror has published the financial results covering at least 30 days of combined operations of Acquiror and Company after the Effective Time, direct the Escrow Agent, in writing, to sell for cash any Escrow Shares then held by the Escrow Agent pursuant to this Agreement. The cash proceeds of any such sale (collectively, the "Cash Proceeds") shall be retained by the Escrow Agent and shall be subject to the escrow covered by this Agreement. Notwithstanding anything to the contrary contained herein, if any distribution is made pursuant to this Section 3.3 at such time as Cash Proceeds are held in escrow, then the Escrow Agent shall distribute a number of Escrow Shares equal to the number of Escrow Shares remaining in escrow times a fraction, the numerator of which is (i) the Indemnification Amount for which the distribution is being made or (ii) the value of the shares to be distributed on the Distribution Date for which the calculation is being performed, as appropriate, and the denominator of which is
(i) the Initial Escrow Value less (ii) the sum of all Indemnification Amounts theretofore paid out of escrow and the value of all shares theretofore distributed on any Distribution Date (such fraction being hereinafter referred to as the "Fraction"), and shall distribute Cash Proceeds equal to the Cash Proceeds remaining in escrow times the Fraction. As used in this Section 3.3(c), the phrase "value of shares to be distributed on any Distribution Date" shall mean the number of shares to be distributed on such date as set forth in this Section 3.3 multiplied by the Closing Price. If any distribution is made pursuant to this Section 3.3 at such time as only Cash Proceeds are held in escrow, then the Escrow Agent shall distribute Cash Proceeds equal to the Cash Proceeds remaining in escrow times the Fraction. Interest on any Cash Proceeds shall accrue for the benefit of the Shareholders.

     3.4  EFFECT OF FINAL DELIVERY.  This Agreement shall continue in full force
          ------------------------
and effect until the Escrow Agent has delivered or canceled all of the Escrow Shares pursuant to the terms hereof. After all of such shares have been so delivered or canceled, all rights, duties and obligations of the respective parties hereunder shall terminate.


                                   ARTICLE 4
                           ESCROW STOCK CERTIFICATES

     The Escrow Agent may, with the prior written consent of the Indemnitor Representative, at any time request Acquiror to issue new certificates representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.


                                   ARTICLE 5
                            DIVIDENDS; VOTING RIGHTS

     5.1  CASH DIVIDENDS; VOTING RIGHTS.  The Shareholders shall be entitled to
          -----------------------------
receive currently any and all cash dividends or other cash income with respect to the Escrow Shares. Each Shareholder shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of such Shareholder, and the Escrow Agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the Escrow Agent shall not vote any such Escrow Shares.

     5.2  STOCK SPLITS; STOCK DIVIDENDS.  In the event of any stock split or
          -----------------------------
stock dividend with respect to Acquiror Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and subject to the escrow covered by this Agreement and any other references herein to a specific number of shares of Acquiror Common Stock or references herein to Closing Price shall be adjusted accordingly.


                                   ARTICLE 6
                                THE ESCROW AGENT

     6.1  LIABILITY.  The Escrow Agent, in its capacity as such, or any
          ---------
successor Escrow Agent, shall be liable only to hold the Escrow Shares and to deliver the same to the persons named herein in accordance with the provisions of this Agreement. By acceptance of this Escrow Agreement, the Escrow Agent, in its capacity as such, or any successor Escrow Agent, is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by the negligence or malfeasance of the Escrow Agent or the negligence or malfeasance of any successor Escrow Agent. Neither the Escrow Agent, in its capacity as such, nor any successor Escrow Agent, shall incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement. In the event of any disagreement between Acquiror and the Shareholders or the presentation of adverse claims or demands by Acquiror or the Shareholders in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute. The Escrow Agent shall be held harmless and indemnified by the parties hereto in connection with any claims against it in connection with its service as escrow agent hereunder, except to the extent such claims arise out of the negligence or malfeasance of the Escrow Agent. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Indemnitor Representative, Acquiror and any successor Escrow Agent.

     6.2  SUCCESSOR.  The Escrow Agent, with the prior written consent of the
          ---------
Indemnitor Representative, may by written instrument designate a bank or trust company to act as successor Escrow Agent. Any such successor Escrow Agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under, this Agreement.

     6.3  EXPENSES.  Compensation for the normal services of the Escrow Agent
          --------
shall be borne by the Shareholders and Acquiror equally. The Escrow Agent shall be reimbursed for any reasonable expenses, including the actual out-of-pocket cost of outside legal services should the Escrow Agent deem it necessary in its reasonable discretion to retain an outside attorney, and Acquiror and the Shareholders shall share equally the reimbursement of such expenses of the Escrow Agent, except that (a) if Acquiror is unsuccessful in any litigation relating to the Escrow Agent, then the fees and expenses of the Escrow Agent in connection therewith shall be paid by Acquiror, or (b) should the Shareholders be the unsuccessful party in any such litigation, then the Shareholders will bear the fees and expenses of the Escrow Agent in connection therewith.

                                   ARTICLE 7
                           INDEMNITOR REPRESENTATIVE

     7.1  POWER AND AUTHORITY.  The Indemnitor Representative shall have full
          -------------------
power and authority to represent the Shareholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Indemnitor Representative hereunder shall be binding upon such Shareholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Indemnitor Representative shall have full power and authority, on behalf of all the Shareholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto. Each Shareholder hereby agrees to indemnify and to save and hold harmless the Indemnitor Representative from any Liability incurred by the Indemnitor Representative based upon or rising out of any act, whether of omission or commission, of the Indemnitor Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Indemnitor Representative that constitute gross negligence or willful misconduct in the exercise by the Indemnitor Representative of the authority herein granted.

     7.2  RESIGNATION; SUCCESSORS.  The Indemnitor Representative, or any
          -----------------------
successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Indemnitor Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Indemnitor Representative, a successor shall be named from among the Shareholders by a majority of the Shareholders. Each such successor Indemnitor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Indemnitor Representative, and the term "Indemnitor Representative" as used herein shall be deemed to include such successor Indemnitor Representative.


                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1  TRANSFERABILITY.  Except as otherwise permitted in Section 3.3(c), a
          ---------------
Shareholder may not transfer any interest in the Escrow Shares or any other right under this Escrow Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Shareholder to the Escrow Agent, the rights of such Shareholder under this Escrow Agreement shall be transferred to the estate of such Shareholder, and subsequently to any beneficiary thereof, in the event of the Shareholder's death; provided, however, that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Escrow Agreement without taking any further action. The Escrow Agent shall be entitled to treat the legal representative of the estate of such Shareholder, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Shareholder under this Escrow Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Shareholder or such beneficiary in accordance with the terms of this Escrow Agreement. The contingent right to receive Escrow Shares shall not be transferable by the Shareholders otherwise than by will or by the laws of descent and distribution.

     8.2  NOTICES.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (with confirmation received by the sender), by registered or certified mail, postage pre-paid, or by courier or overnight courier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to Acquiror:

     Mohawk Industries, Inc.
     160 South Industrial Boulevard
     Calhoun, Georgia  30701
     Attn:  David L. Kolb
     Telecopy:  (706) 602-0278

with a copy to:

     Alston & Bird LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309-3424
     Attn:  Alexander W. Patterson, Esq.
     Telecopy:  (404) 881-4777

If to the Shareholders or the Indemnitor Representative:

     David M. Shaheen
     23940 Malibu Road
     Malibu, California  90265
     Telecopy: (310) 456-2132

with a copy to:

     ________________
     ________________
     ________________
     ________________
     Attn:  ___________
     Telecopy: (___) ___-____

If to Escrow Agent:
     ________________
     ________________
     ________________
     Attn:  ___________
     Telecopy: (___) ___-____

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.3  CONSTRUCTION.  This Agreement shall be governed by and construed in
          ------------
accordance with the laws of the State of Georgia, without regard to any applicable conflicts of laws.

     8.4  BINDING EFFECT.  This Agreement shall inure to the benefit of and be
          --------------
binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     8.5  SEPARABILITY.  If any provision or section of this Agreement is
          ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

     8.6  HEADINGS.  The headings and subheadings contained in this Agreement
          --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     8.7  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.8  AMENDMENTS.  This Agreement may be amended from time to time but only
          ----------
by written agreement signed by all of the parties hereto.

     8.9  THIRD PARTY BENEFICIARIES.  Each Subsidiary of Acquiror and each of
          -------------------------
the directors, officers and employees of Acquiror and each of its Subsidiaries are expressly intended to be third party beneficiaries of the indemnities and obligations of the Shareholders as if they were parties to this Agreement.

    8.10  ARBITRATION.  Any dispute, claim or controversy relating in any way to
          -----------
this Agreement or the transactions contemplated hereby or thereby, whether in contract, in tort or otherwise, except a request for equitable, injunctive or restraining relief, shall be resolved by arbitration in Atlanta, Georgia, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), subject to the limitations of this Section 8.10. This agreement to arbitrate will be specifically enforceable under the prevailing law of any court having jurisdiction. Notice of a demand for arbitration will be filed in writing with the applicable other signatory hereto and with AAA. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The signatories hereto agree that three (3) arbitrators experienced in the matters at issue shall arbitrate all disputes. The arbitrators shall be selected by the joint agreement of the signatories hereto, but if they do not so agree within twenty (20) days after the date of the notice of a demand for arbitration referred to above, the selection shall be made pursuant to the Commercial Arbitration Rules of AAA from the panels of arbitrators maintained by AAA. The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and the award will not be subject to vacation, modification or appeal, except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act, the terms of which Sections the signatories hereto agree shall apply. Each participant in the arbitration shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim, or any defense or objection thereto, was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses against the participant(s) raising such unreasonable claim, defense or objection.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

                                        MOHAWK INDUSTRIES, INC.

                                        BY:__________________________________
                                        NAME:________________________________
                                        TITLE:_______________________________



                                        SHAREHOLDERS:


                                        ________________________________(SEAL)

                                        DAVID M. SHAHEEN

                                        John A. Shaheen, as Trustee of the
                                        Revocable Trust Agreement of John A.
                                        Shaheen, dated July 12, 1996

                                        BY:__________________________________
                                        NAME:________________________________
                                        TITLE:_______________________________



                                        ESCROW AGENT

                                        BY:__________________________________
                                        NAME:________________________________
                                        TITLE:_______________________________

                                  SCHEDULE I
                              TO ESCROW AGREEMENT

                                 SHAREHOLDERS

                                                         NUMBER OF SHARES
                                                         OF COMMON STOCK              PERCENTAGE
                      NAME                                    OWNED                    INTEREST
------------------------------------------------  ------------------------------  ------------------
David M. Shaheen                                                                         50%
John A. Shaheen, as Trustee of the Revocable                                             50%
 Trust Agreement of John A. Shaheen, dated July
 12, 1996

                                   EXHIBIT 2
                                   ---------

                                    FORM OF
                                    -------
                          SHAREHOLDER'S NONCOMPETITION
                          ----------------------------
                         AND CONFIDENTIALITY AGREEMENT
                         -----------------------------


     THIS SHAREHOLDER'S NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this "Agreement") is made as of the ____ day of ____, 1998, among MOHAWK INDUSTRIES, INC., a Delaware corporation ("Acquiror"), WORLD CARPETS, INC., a Georgia corporation ("Company"), and ____________ (the "Shareholder"), being the owner of issued and outstanding shares of the capital stock of Company.

                              W I T N E S S E T H:

     WHEREAS, Acquiror, Company and the Shareholder, among others, are parties to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 22, 1998, among Acquiror, WC Acquisition Corp. ("Sub"), Company and the shareholders of Company, pursuant to which Sub has merged with and into Company; and

     WHEREAS, the Merger Agreement provides that as a condition precedent to the transaction contemplated thereby, the Shareholder will enter into a noncompetition and confidentiality agreement with Acquiror and Company; and

     WHEREAS, Acquiror, Company and the Shareholder desire to enter into this Noncompetition and Confidentiality Agreement to memorialize the terms and conditions hereinafter set forth; and

     WHEREAS, Acquiror would not consummate the transactions contemplated by the Merger Agreement unless the Shareholder executed and delivered this Noncompetition and Confidentiality Agreement; and

     WHEREAS, Company is engaged in and throughout the Area (as defined herein) in the Business (as defined herein); and

     WHEREAS, the Shareholder has obtained knowledge of the business, affairs, finances, management, marketing programs and philosophy, clients and methods of operation of Company; and

     WHEREAS, Acquiror and Company would suffer irreparable harm, including the destruction or substantial diminishment of the value of the Business and goodwill being acquired by Acquiror if the Shareholder was to use such knowledge, information and business acumen.

     NOW, THEREFORE, in consideration of Acquiror's acquisition of Company by virtue of Sub's merger with and into Company, the above premises and the mutual covenants and agreements hereinafter set forth, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Definitions
         -----------

     (a) "Affiliate" or "Affiliated," used to indicate a relationship to a
          ---------      ----------
specified person, firm, corporation, partnership, association or entity, means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such person, firm, corporation, partnership, association or entity.

     (b) "Applicable Period" means the period of five (5) consecutive years
          -----------------
commencing on the Closing (as defined in the Merger Agreement).

     (c) "Area" means Canada, the United States of America and Mexico.
          ----

     (d) "Business" means the Company's business of designing,  manufacturing,
          --------
marketing and distributing woven and tufted broadloom carpet and rugs for residential and commercial applications, as such business exists as of, or prior to, the Closing.

     (e) "Competing Business" means any person, business organization or
          ------------------
enterprise in whatever form which is engaged in a business that is the same or substantially similar to the Business.

     (f) "Proprietary Information" means all information with respect to Company
          -----------------------
as it exists as of, or existed prior to, the Closing or the Business which (i) derives economic value, actual or potential, from not being generally known or readily ascertainable by other persons (outside Acquiror or Company) who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts by Company that are reasonable under the circumstances to maintain its secrecy or confidentiality. Nothing in the foregoing sentence shall be deemed to require that all documents of Company be stamped "confidential" or maintained in locked or otherwise secured files within Company in order to maintain secrecy or confidentiality. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, technical or nontechnical data related to the formulas, patterns, designs, compilations, programs, inventions, methods, techniques, drawings, processes, finances, actual or potential customers and suppliers, existing and future products sales and marketing information, and employees of Company, and all physical embodiments of the foregoing. Proprietary Information does not include any information which before being divulged by the Shareholder (i) has become generally known or available to the public through no wrongful act of the Shareholder; (ii) except as otherwise provided in clause (i) above, has been approved for release and released to the general public by written authorization of Company or Acquiror or any Affiliates of Company or Acquiror; (iii) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or has been required to be disclosed by operation of law; provided, however, that the Shareholder must first have given written notice of such required disclosure to Company, reasonably cooperated in Company's efforts to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which disclosure is required, and taken reasonable steps requested in writing by Company to allow Company to seek to protect the confidentiality of the information required to be disclosed; or (iv) is furnished to a non-Affiliated third party by Company or Acquiror or any Affiliates of Company or Acquiror without restrictions on the third party's right to disclose the information. Proprietary Information may include information disclosed to Company by a third party which Company is obliged to treat as confidential.

     2.  Consideration.  As consideration to the Shareholder for Shareholder's
         -------------
covenants set forth in this Agreement, Acquiror agrees to pay the Shareholder $1,500,000 (the "Consideration"). Simultaneously with the Closing, Acquiror shall pay the Shareholder $300,000 of the Consideration. Commencing upon the first day of the month first commencing after the first anniversary of the Closing, Acquiror shall pay the Shareholder $25,000 (or such greater amount as Acquiror shall choose in Acquiror's sole discretion) per month on the first day of each month until the balance of the Consideration has been paid in full.

     3.  Agreement Not to Compete.  The Shareholder agrees that commencing on
         ------------------------
the date hereof and continuing through the Applicable Period he will not (except on behalf of or with the prior written consent of Acquiror, which consent may be withheld in Acquiror's sole discretion), within the Area, either directly or indirectly, on the Shareholder's own behalf, or in the service or on behalf of others, engage in or provide managerial, supervisory, sales, financial, administrative or consulting services or assistance to, or own (other than ownership of (i) any securities of Acquiror or (ii) less than five percent of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System) a beneficial interest in any Competing Business. For purposes of this Section 3, the Shareholder acknowledges and agrees that the Business is conducted in the Area.

     4.  Agreement Not to Solicit Customers.
         ----------------------------------

     The Shareholder agrees that commencing on the date hereof and continuing through the Applicable Period, he will not, without the prior written consent of Acquiror, which consent may be withheld in Acquiror's sole discretion, within the Area, either directly or indirectly, on the Shareholder's own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business any customer or client of the Business who was, prior to the date hereof, serviced by or under the supervision of the Shareholder.

     5.  Agreement Not to Solicit Employees.
         ----------------------------------

     The Shareholder agrees that commencing on the date hereof and continuing through the Applicable Period, he will not, either directly or indirectly, on the Shareholder's own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, any person employed by Acquiror or Company, whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will unless such person shall have ceased to be employed by Company or Acquiror or any Affiliate of Company or Acquiror for a period of at least one
(1) year immediately prior to such action by the Shareholder.

     6.  Ownership and Protection of Proprietary Information.
         ---------------------------------------------------

     (a) Confidentiality.  All Proprietary Information and all physical
         ---------------
embodiments thereof received or developed by the Shareholder are confidential to and are and will remain the sole and exclusive property of Company. The Shareholder will hold such Proprietary Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information or any physical embodiments thereof, and may in no event take any action causing any Proprietary Information disclosed to or developed by the Shareholder to lose its character or cease to qualify as Proprietary Information.

     (b) Return of Company Property.  Upon request by Acquiror, the Shareholder
         --------------------------
will promptly deliver to Acquiror or Company, as directed, all property belonging to Company, including, without limitation, all Proprietary Information (and all embodiments thereof) then in the Shareholder's custody, control or possession.

     (c) Survival.  The covenants of confidentiality set forth in this Section 6
         --------
will apply on and after the date hereof to any Proprietary Information disclosed by Acquiror or Company to the Shareholder prior to or after the date hereof and will continue and be maintained by the Shareholder (i) with respect to Proprietary Information which does not constitute a trade secret under the Georgia Trade Secrets Act, during the Applicable Period, and (ii) with respect to the Proprietary Information consisting of trade secrets under the Georgia Trade Secrets Act, including but not limited to scientific or technical data, at any and all times following the date hereof so long as such Proprietary Information remains a trade secret under the Georgia Trade Secrets Act.

     7.  Severability, Etc.
         ------------------

     The Shareholder agrees that the covenants and agreements contained in Sections 3, 4, 5, 6, 7 and 8 of this Agreement, and the subsections of those Sections, are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of

Acquiror, Company and the Business; that Company is engaged in and throughout the Area in the Business; that irreparable loss and damage will be suffered by Acquiror and Company should the Shareholder breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreement or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, Acquiror and Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Shareholder of any of such covenants or agreements.

     8.  Nature of Remedies.
         ------------------

     The respective obligations of the parties hereto pursuant to this Agreement constitute separate, independent legal obligations of such parties, therefore the failure or refusal of one party hereto to comply, in whole or in part, with such party's obligations under this Agreement shall not in any way relieve any other party to this Agreement of such other party's obligations under this Agreement. Without limiting the generality of the foregoing sentence, any breach or alleged breach by Acquiror of Acquiror's payment obligations under this Agreement shall not expressly or implicitly provide or bestow any right to or on the Shareholder to fail or refuse to perform or comply with the Shareholder's obligations under this Agreement, and in any such situation or circumstance, the Shareholder shall rely exclusively upon his rights to seek legal and equitable remedies in a court of competent jurisdiction to require Acquiror to fulfill Acquiror's payment obligations under this Agreement. Without limiting the generality of the first sentence of this Section 8, any breach or alleged breach by Shareholder of Shareholder's obligations under this Agreement shall not expressly or implicitly provide or bestow any right to or on Acquiror to fail or refuse to perform or comply with Acquiror's obligations under this Agreement, and in any such situation or circumstance, Acquiror shall rely exclusively upon its rights to seek legal and equitable remedies in a court of competent jurisdiction to require Shareholder to comply with or fulfill Shareholder's obligations under this Agreement.

     9.  Notice.
         ------

     All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such addresses as shall be given, in writing by the parties to one another in accordance with this Section 9):

If to Acquiror or Company:             Mohawk Industries, Inc.
                                       160 South Industrial Boulevard
                                       Calhoun, Georgia  30701
                                       Telecopy:  (706) 602-0278
                                       Attn:  David L. Kolb

With a copy to:                        Alston & Bird LLP
                                       One Atlantic Center
                                       1201 West Peachtree Street
                                       Atlanta, Georgia  30309-3424
                                       Telecopy:  (404) 881-4777
                                       Attn:  Alexander W. Patterson

If to the Shareholder:
                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

With a copy to:
                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------


Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

     10.  Miscellaneous.
          -------------

     (a) Assignment.  This Agreement may be assigned by Acquiror and Company and
         ----------
shall inure to the benefit of and shall be binding upon the successors and assigns of Acquiror and Company. In the event of any such assignment, Acquiror shall remain liable for the performance of its obligations hereunder unless the Shareholder otherwise consents in writing, which consent may not be unreasonably withheld. For purposes of this Agreement, an assignment shall not include any merger or consolidation to which Acquiror or Company is a party. This Agreement may not be assigned by the Shareholder (or the Shareholder's legal representative, if applicable), nor may the Shareholder in any way delegate the performance of the Shareholder's covenants and obligations hereunder. This Agreement shall inure to the benefit of the Shareholder and the Shareholder's heirs, beneficiaries and legal representatives.

     (b) Waiver.  Acquiror or Company's waiver of any breach of this Agreement
         ------
by the Shareholder shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

     (c) Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the internal laws of the State of Georgia.

     (d) Entire Agreement.  This Agreement, together with the Merger Agreement
         ----------------
and the other documents and agreements referred to therein, embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements between the parties hereto in respect of the subject matter contained herein.

     (e) Amendment.  This Agreement may not be modified, amended, supplemented
         ---------
or terminated except by a written instrument executed by the parties hereto.

     11.  Captions and Section Headings.  Except as set forth in Section 1
          -----------------------------
hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.


                         ACQUIROR:

                         MOHAWK INDUSTRIES, INC.

                         By: ___________________________
                         Name: _________________________
                         Title: ________________________

                                 [CORPORATE SEAL]


                         COMPANY:

                         WORLD CARPETS, INC.

                         By: ___________________________
                         Name: _________________________
                         Title: ________________________



                         SHAREHOLDER:

                         _________________________ (SEAL)

                                   EXHIBIT 3
                                   ---------

                     AGREEMENT FOR MUTUAL RELEASE OF CLAIMS

          THIS AGREEMENT FOR THE MUTUAL RELEASE OF CLAIMS (the "Agreement") is entered into as of ___________, 1998 by and among ______________ ("Shareholder") and World Carpets, Inc., a Georgia corporation ("Company"). Capitalized terms used herein without definition shall have the meanings provided therefor in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, on October 22, 1998, Mohawk Industries, Inc., a Delaware corporation ("Acquiror"), Company and WC Acquisition Corp., a Georgia corporation ("Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will merge with and into Company (the "Merger"), whereby Company shall survive the Merger as a wholly owned subsidiary of Acquiror; and

          WHEREAS, it is a condition to the obligation of each of Acquiror and Sub to consummate the Closing under the Merger Agreement that on or prior to the Closing the Company, on the one hand, and each of the shareholders of Company, on the other hand, enter into an agreement for the mutual release of claims; and

          WHEREAS, the parties hereto wish to consummate the transactions contemplated by the Merger Agreement.


          NOW, THEREFORE, for and in consideration of the forgoing and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Shareholder Release:  Shareholder, for Shareholder and
              -------------------
Shareholder's heirs, beneficiaries, successors, assigns, agents, attorneys, legal representatives and for anyone else claiming by, through or under any of them (together with Shareholder, collectively "Shareholder Releasors"), does hereby remise, release and forever discharge Company and its subsidiaries, affiliates and associates, and all of their respective successors, assigns, agents, attorneys, legal representatives, officers, directors and shareholders (collectively, the "Company Releasees"), and each of them, from all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands (collectively, "Claims") whatsoever which as against the said Company Releasees (or any of them) Shareholder Releasors, or any of them, ever had, now has or shall or may have for or by reason of any cause, matter or thing whatsoever existing up to the present time, including, without limiting the generality of the foregoing, all Claims arising out of or in any way connected with the employment of Shareholder by any of the Company Releasees (including as an officer, director or employee) or the obligations

(statutory, contractual or otherwise) of the Company Releasees to Shareholder Releasors, or any of them, in respect thereof. Notwithstanding the foregoing or any other provision of this Agreement, Shareholder Releasors shall not release the Company Releasees, or any of them, from their respective (a) obligations to Shareholder Releasors, or any of them, under the Merger Agreement and the Other Acquiror Agreements, (b) obligations to Shareholder Releasors, or any of them, for any salary, wages or other compensation or reimbursement of expenses arising prior to the Closing out of any employment or consulting arrangements between Shareholder and the Company Releasees, or any of them, and (c) obligations to Shareholder Releasors which are funded by third party insurance.

          The Claims released herein specifically include, but are not limited to, any Claims arising in tort or contract, any Claim based on wrongful discharge, any Claim based on breach of contract, any Claim arising under federal, state or local law prohibiting race, sex, religion, national origin, handicap, disability or other forms of discrimination, or retaliation, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 1981, The Americans With Disabilities Act, the Age Discrimination in Employment Act, and the Employment Retirement Income Security Act, as amended. Shareholder specifically waives any right to reinstatement or any other remedy which might be available under these statutes.

          Shareholder expressly acknowledges that the consideration referred to herein shall not in any way constitute an admission of any liability by the Company Releasees or any one of them with respect to the Claims released by Shareholder pursuant to this Section 1.

          Shareholder agrees not to make any claim or take any proceeding against any person or corporation who might claim, pursuant to the provisions of any applicable statute or otherwise, contribution or indemnity from the Company Releasees or any one of them with respect to the Claims released by Shareholder pursuant to this Section 1.

          2.  The Company's Release:  The Company, for Company, Company's
              ---------------------
subsidiaries and affiliates and their respective successors, assigns, agents, attorneys, legal representatives, and for anyone claiming by, through or under any of them (together with Company, collectively the "Company Releasors") does hereby remise, release and forever discharge Shareholder and Shareholder's heirs, beneficiaries, successors, assigns, agents, attorneys and legal representatives (collectively, "Shareholder Releasees"), and each of them, from all Claims whatsoever which as against Shareholder Releasees, or any of them, the Company Releasors, or any of them, ever had, now has or shall or may have for or by reason of any cause, matter or thing whatsoever existing up to the present time, including, without limiting the generality of the foregoing, all Claims arising out of or in any way connected with the employment of Shareholder by the Company Releasors (or any of them) (including as officer, director or employee) or the obligations (statutory, contractual or otherwise) of Shareholder to the Company Releasors, or any of them, in respect thereof. Notwithstanding the foregoing or any other provision of this Agreement, the Company Releasors shall not release Shareholder Releasees, or any of them, from his, her or its obligations to the Company Releasors, or any of them, under the Merger Agreement and the Other Shareholder Agreements.

          The Claims released herein specifically include, but are not limited to, any Claims arising in tort or contract, any Claim based on breach of contract, any Claim arising under federal, state or local law prohibiting race, sex, religion, national origin, handicap, disability or other forms of discrimination, or retaliation, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S) 1981, The Americans With Disabilities Act, the Age Discrimination in Employment Act, and the Employment Retirement Income Security Act, as amended. The Company specifically waives any remedy which might be available under these statutes.

          The Company expressly acknowledges that the consideration referred to herein shall not in any way constitute an admission of any liability by Shareholder Releasees, or any of them, with respect to the Claims released by Company pursuant to this Section 2.

          The Company agrees not to make any claim or take any proceeding against any person or corporation who might claim, pursuant to the provisions of any applicable statute or otherwise, contribution or indemnity from Shareholder Releasees, or any of them, with respect to the Claims released by Company pursuant to this Section 2.

          3.  Shareholder Acknowledgment.  Shareholder expressly declares that
              --------------------------
he, she or it has been given sufficient time to consider his, her or its actions and to seek such independent legal or other advice as he, she or it considers appropriate with respect to this matter and the terms of this document. Shareholder voluntarily accepts the said terms for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid. Shareholder acknowledges that no representation of fact or opinion, threat or inducement has been made or given by the Company Releasees or any of them to induce the signing of this Agreement.

          4.  Company's Acknowledgment.  The Company expressly declares that it
              ------------------------
has been given sufficient time to consider its actions and to seek such independent legal or other advice as it considers appropriate with respect to this matter and the terms of this document. The Company voluntarily accepts the said terms for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid. The Company acknowledges that no representation of fact or opinion, threat or inducement has been made or given by Shareholder to induce the signing of this Agreement.

          5.  Severability.  In the event that any term or provision in this
              ------------
Agreement is held to be invalid, void, illegal or unenforceable in any respect, the Agreement shall not fail, but shall be deemed amended to delete the void or unenforceable term or provision, and the remainder of this Agreement shall be enforced in accordance with its terms and shall not in any way be affected or impaired thereby. In the event that any term or provision of this Agreement is held to be overbroad or otherwise unreasonable, the same shall not fail, but shall be deemed amended only to the extent necessary to render it reasonable, and the parties agree to be bound by the same as thus amended.

          6.  Entire Agreement.  This Agreement (including the recitals set
              ----------------
forth at the beginning), together with the Merger Agreement, the Other Shareholder Agreements and the Other Acquiror Agreements, sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings (other than those contained in the Merger Agreement, the Other Shareholder Agreements and the Other Acquiror Agreements) relating to the specific subject matter of this Agreement.

          7.  Governing Law.  This Agreement has been negotiated, executed and
              -------------
delivered in, and shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without respect to the laws related to choice or conflicts of laws.

          8.  Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of and be enforceable by the parties hereto, and their respective estates, successors, legal or personal representatives, heirs, distributees, designees and assigns.

          9.  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.


                         [Signatures on Following Page]

     IN WITNESS WHEREOF the undersigned have executed this Agreement this ____ day of ___________, 1998.

                                  SHAREHOLDER:


                                  __________________________(SEAL)


                                  __________________________


                                  COMPANY:

                                  WORLD CARPETS, INC.


Attest:_____________________      By:______________________________

Title:______________________      Title:___________________________



[CORPORATE SEAL]

                                   EXHIBIT 4
                                   ---------




October __, 1998



Mohawk Industries, Inc.
160 South Industrial Boulevard
Calhoun, Georgia  30701

Ladies and Gentlemen:

     The undersigned has been advised that the undersigned may be deemed to be an "affiliate" of World Carpets, Inc., a Georgia corporation ("World"), as the term "affiliate" is used in Rule 405 promulgated under the Securities Act of 1933, as amended. Pursuant to the terms of the Agreement and Plan of Merger (the "Agreement"), by and among Mohawk Industries, Inc. ("Mohawk"), WC Acquisition Corp., a Georgia corporation ("Sub"), World and the shareholders of World, dated as of October 22, 1998, Sub will be merged with and into World (the "Merger") and all of the outstanding shares of capital stock, of World will be converted into shares of common stock, par value $.01 per share, of Mohawk ("Mohawk Common Stock").

     The undersigned hereby acknowledges and agrees with Mohawk that, within the 30 days prior to the Effective Time (as such term is defined in the Agreement) of the Merger, the undersigned will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce the undersigned's risk relative to, any Mohawk Common Stock held by the undersigned or on the undersigned's behalf, whether owned on the date hereof or hereafter acquired. The undersigned further acknowledges and agrees with Mohawk that the undersigned will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce the undersigned's risk relative to, any shares of Mohawk Common Stock held by the undersigned or on the undersigned's behalf, whether owned on the date hereof or hereafter acquired, until at least one business day after such time as Mohawk shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Securities and Exchange Commission (the "Commission"), a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of Mohawk and World for a period of at least 30 days of combined operations of Mohawk and World following the Effective Time.

     Execution of this letter should not be considered an admission on the undersigned's part that the undersigned is an "affiliate" of World as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.


                                        Very truly yours,



                                        _____________________________
                                        Name: _______________________
                                        Title: ______________________

Accepted and agreed to as
of the date first written above:

MOHAWK INDUSTRIES, INC.

By: ___________________________
Name: _________________________
Title: ________________________

                              AFFILIATE AGREEMENT
                              -------------------


Mohawk Industries, Inc.
160 South Industrial Boulevard
Calhoun, Georgia  30701

Ladies and Gentlemen:

     The undersigned is a shareholder of World Carpets, Inc. ("Company"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of Mohawk Industries, Inc. ("Acquiror"), a corporation organized and existing under the laws of the State of Delaware, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of October 22, 1998 (the "Agreement"), by and among Acquiror, WC Acquisition Corp. ("Sub"), Company and the shareholders of Company. Under the terms of the Agreement, Sub will be merged into and with Company (the "Merger"), and the shares of Class A voting preferred stock, par value $100.00 per share, Class B nonvoting preferred stock, $100.00 par value per share and Class C nonvoting common stock, no par value per share, of Company (collectively, "Company Capital Stock") will be converted into and exchanged for shares of the $0.01 par value common stock of Acquiror ("Acquiror Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Acquiror regarding certain rights and obligations of the undersigned in connection with the shares of Acquiror Common Stock to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and Acquiror hereby agree as follows:

     1.  Affiliate Status.  The undersigned understands and agrees that as to
         ----------------
Company the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

     2.  Initial Restriction on Disposition.  The undersigned agrees that he
         ----------------------------------
will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of Acquiror Common Stock into which his shares of Company Capital Stock are converted upon consummation of the Merger until one business day after publication by Acquiror of its results of post-Merger operations for the period which includes at least 30 days of post-Merger combined operations of Acquiror and Company. Acquiror agrees that it will use its best efforts to publish such results within 60 days after the end of the first fiscal month containing the required thirty (30) day period of post-Closing combined operations, unless the end of such month is also the end of a fiscal quarter of Acquiror, in which event, Acquiror will use its best efforts to publish such results within 45 days after the end of such month, and that it will notify the undersigned promptly following such publication of Acquiror containing the required period of post-Merger combined operations.

     3.  Covenants and Warranties of Undersigned.  The undersigned represents,
         ---------------------------------------
warrants and agrees that:

     (a) The Acquiror Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

     (b) Acquiror has informed the undersigned that the shares of Acquiror Common Stock received pursuant to the Merger can only be sold by the undersigned (1) pursuant to an effective registration statement under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available.

     (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
   Section 8 hereof to, have all shares of Company Capital Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

     (d) During the 30 consecutive days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Company Capital Stock beneficially owned by the undersigned as of the date the undersigned executed a written consent in lieu of a special meeting of the shareholders of Company to approve and adopt the Agreement and the Merger.

     4.  Restrictions on Transfer.  The undersigned understands and agrees that
         ------------------------
stop transfer instructions with respect to the shares of Acquiror Common Stock received by the undersigned pursuant to the Merger will be given to Acquiror's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

   "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Mohawk Industries, Inc. ("Mohawk") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of
                                                         ---
   Mohawk) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Mohawk) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Acquiror that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Acquiror Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Acquiror shall cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Acquiror Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Acquiror, upon the request of the undersigned, will cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Acquiror of an opinion of its counsel to the effect that such legend may be removed.

     5.  Understanding of Restrictions on Dispositions.  The undersigned has
         ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of Acquiror Common Stock received by the undersigned to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for Company.

     6.  Filing of Reports by Acquiror.  Acquiror agrees, for a period of two
         -----------------------------
(2) years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Acquiror Common Stock issued to the undersigned pursuant to the Merger.

     7.  Transfer Under Rule 145(d).  If the undersigned desires to sell or
         --------------------------
otherwise transfer the shares of Acquiror Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Acquiror Common Stock together with such additional information as the transfer agent may reasonably request. If Acquiror's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Acquiror shall cause such counsel to provide such opinions as may be necessary to Acquiror's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     8.  Acknowledgments.  The undersigned recognizes and agrees that the
         ---------------
foregoing provisions also apply to all shares of the capital stock of Company and Acquiror that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Acquiror or becomes a director or officer of Acquiror upon consummation of the Merger, among other things, any sale of Acquiror Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9.  Miscellaneous.  This Affiliate Agreement is the complete agreement
         -------------
between Acquiror and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

     This Affiliate Agreement is executed as of the ____ day of October, 1998.

                              Very truly yours,

_________________________     _____________________________
Signature                     Signature

_________________________     _____________________________
Print Name                    Print Name
_________________________     _____________________________

_________________________     _____________________________

_________________________     _____________________________
Address                       Address


                              [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                              ___________________________
                              Name:

                              ___________________________
                              Name:

                              ___________________________
                              Name:

AGREED TO AND ACCEPTED as of
_______________, 1998

MOHAWK INDUSTRIES, INC.


BY:_________________________

                                   EXHIBIT 5
                                   ---------

                                    FORM OF
                        CERTIFICATE OF REPRESENTATIONS
                          OF MOHAWK INDUSTRIES, INC.
                          --------------------------

    Reference is hereby made to that certain Agreement and Plan of Merger dated as of ______ __, 1998, by and between Mohawk Industries, Inc., a Delaware corporation ("Acquiror"), WC Acquisition Corp., a Georgia corporation and a newly-formed wholly-owned subsidiary of Acquiror ("Sub"), World Carpets, Inc., a Georgia corporation ("Company"), and the shareholders of Company ("Shareholders"), including the exhibits thereto (the "Agreement"), which sets forth the terms and conditions of the proposed merger. Pursuant to the Agreement, Sub will merge with and into Company ("Merger"), and the Shareholders will receive Acquiror Common Stock in exchange for their Company Capital Stock. Company will be the surviving corporation in the Merger. Terms used herein without definition shall have the respective meanings specified in the Agreement, and unless otherwise specified, all Section references herein are to the Internal Revenue Code of 1986, as amended.

    The undersigned hereby certifies that he is a duly elected officer of Acquiror and, on behalf of Acquiror, hereby certifies that he has knowledge of the following matters and that each of the following representations is true, correct and complete as of the Effective Time:

    1. The fair market value of the Acquiror Common Stock and other consideration, if any, received by the Shareholders will be approximately equal to the fair market value of the Company Capital Stock surrendered in exchange therefor.

    2. Acquiror has no plan or intention to cause Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or transfers made to lower tier subsidiaries of Sub that are members of Acquiror's qualified group. For purposes of these representations, Acquiror's qualified group means one or more chains of corporations connected through stock ownership with Acquiror where Acquiror controls at least one of the corporations and control of each corporation (other than Acquiror) is owned by one of the other corporations in the group. For purposes of the definition of qualified group, control means ownership of at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the number of shares of each of the other classes of stock.

    3. Taking into account shares of Company Capital Stock exchanged for cash or property other than Acquiror Common Stock in the Merger, any distributions made by Company in connection with the Merger (other than regular, normal dividends), and cash received in lieu of fractional shares of Acquiror Common Stock, holders of the outstanding shares of Company Capital Stock immediately prior to the Effective Time will receive in the Merger in exchange for Company Capital Stock a number of shares of Acquiror Common Stock with a value as of the Effective Time equal to at least fifty percent (50%) of the total value of all shares of Company Capital Stock outstanding immediately prior to the Effective Time. For purposes of this representation, shares of Company Capital Stock held by former holders who receive cash pursuant to the exercise of their rights of appraisal shall be treated as outstanding immediately prior to the Effective Time.

    4. None of (i) Acquiror, (ii) any member of Acquiror's affiliated group as defined in Section 1504 without regard to Section 1504(b) (including but not limited to Sub), (iii) any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock outstanding is owned directly or indirectly by Acquiror, or (iv) any entity that is treated as a partnership for federal income tax purposes and has as an owner a corporation described in (i), (ii) or (iii) of this representation has the intent to, at the time of the Merger, or shall, in a transaction that may be considered in connection with the Merger, acquire or redeem (directly or indirectly) any shares of Acquiror Common Stock issued in connection with the Merger, except for repurchases by Acquiror of a small percentage of its stock in the open market as part of any ongoing stock repurchase program not created or modified in any way in connection with the Merger. For purposes hereof, an entity described in
(ii), (iii), or (iv) shall be referred to as an Acquiror Related Party. An entity will be treated as an Acquiror Related Party if the requisite relationship exists immediately before or immediately after the acquisition or redemption. In addition, an entity (other than Company or any Company Related Party) will be treated as an Acquiror Related Party if the requisite relationship is created in connection with the Merger. A Company Related Party means any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock outstanding is owned directly or indirectly by Company.

    5.  Acquiror has no plan or intention to liquidate Company, to merge
Company with or into another corporation, or to sell or otherwise dispose of any of the shares of Company Capital Stock, except for transfers to members of Acquiror's qualified group.

    6. Following the Merger, Company or lower-tier subsidiaries of Company that are members of Acquiror's qualified group will continue the historic business of Company or use a significant portion of Company's historic business assets in a business.

    7. Acquiror and Sub have paid or will pay their respective expenses, if any, incurred in connection with the Merger.

    8. There is no intercorporate indebtedness existing between Company and Acquiror or between Company and Sub that was issued, acquired, or will be settled at a discount.

    9. None of the compensation received, or to be received, by any former shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Capital Stock; none of the shares of Acquiror Common Stock to be received by any shareholder-employees of Company in exchange for Company Capital Stock pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any former or continuing employees of Company following the Merger will be for services actually rendered, or to be rendered, and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services; none of the cash paid to David E. Polley in connection with the Merger will be considered a payment for stock of the Company; none of the cash paid to employees of the Company for covenants not to compete will be considered a payment for stock of the Company.

    10. Neither Acquiror nor Sub is an investment company. For purposes of the foregoing, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.

    11. Neither Acquiror, Sub nor any other Acquiror Related Party has at any time owned (directly or indirectly) any Company Capital Stock during the five
(5) year period ending at the Effective Time.

    12. Prior to the Merger, Acquiror will be in control of Sub. Acquiror has no plan or intention to cause Company to issue additional shares of its stock that would result in Acquiror losing control of Sub. For purposes of this representation and representation 16, a corporation is considered to control a corporation in which it owns at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each of the other classes of stock.

    13. The payment of cash to shareholders of Company in lieu of fractional shares of Acquiror Common Stock will not be a separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares, and the total cash that will be paid to Company's shareholders in lieu of fractional shares of Acquiror Common Stock will represent less than one percent (1%) of the total consideration issued in the Merger.

    14. Following the Merger, Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger and at least ninety percent (90%) of the fair market value of Sub's net assets and at least seventy percent (70%) of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Company to dissenters, amounts paid by Company to stockholders who receive cash or other property, amounts used by Company or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company or Sub, respectively, immediately prior to the Merger.

    15. The Merger is being undertaken for one or more valid business purposes.

    16. In the Merger, shares of Company Capital Stock representing control of Company will be exchanged solely for voting Acquiror Common Stock. For purposes of this representation, shares of Company Capital Stock exchanged for cash or other property originating with Acquiror will be treated as outstanding Company Capital Stock on the date of the Merger.

    17. Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities in the Merger.

    18. Except with respect to Escrow Shares which continue to be the subject of a dispute, all of the Acquiror Common Stock that may be issued to the Shareholders after the Closing Date will be issued within five (5) years from the Effective Time.

    19. There is a valid business reason for not issuing all the Acquiror Common Stock at the Effective Time.

    20. At least fifty percent (50%) of the total number of shares of Acquiror Common Stock that may be issued in the Merger will be issued at the Effective Time.

    21. The right to receive Acquiror Common Stock after the Closing Date will not be evidenced by a negotiable certificate of any kind and will not be readily marketable.

    22. The issuance of Acquiror Common Stock after the Closing Date will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the Shareholders.

    23. The issuance of Acquiror Common Stock after the Closing Date will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of Sub, Company, the Shareholders or of Acquiror with respect to the Merger.

    24. The Agreement represents the entire understanding of Sub and Acquiror with respect to the Merger.

    The undersigned acknowledges that this certificate is provided to Alston & Bird LLP in connection with the preparation of an opinion with respect to certain of the federal income tax consequences of the Merger described in the Agreement and that such opinion may not be relied upon if any of the foregoing representations should prove to be inaccurate or incomplete in any material respect.

    IN WITNESS WHEREOF, the undersigned has executed the foregoing certificate as of this __ day of ____, 1998.

                              MOHAWK INDUSTRIES, INC.

                                     By: _______________________________

                                     Title:  ___________________________

                                    FORM OF
                        CERTIFICATE OF REPRESENTATIONS
                            OF WORLD CARPETS, INC.
                            ----------------------

    Reference is hereby made to that certain Agreement and Plan of Merger dated as of ________ __, 1998, by and between Mohawk Industries, Inc., a Delaware corporation ("Acquiror"), WC Acquisition Corp., a Georgia corporation and a newly-formed, wholly-owned subsidiary of Acquiror ("Sub"), World Carpets, Inc., a Georgia corporation ("Company"), and the shareholders of Company ("Shareholders"), including the exhibits thereto (the "Agreement"), which sets forth the terms and conditions of the proposed merger. Pursuant to the Agreement, Sub will merge with and into Company ("Merger"), and the Shareholders will receive Acquiror Common Stock in exchange for their Company Capital Stock. Company will be the surviving corporation in the Merger. Terms used herein without definition shall have the respective meanings specified in the Agreement.

    The undersigned hereby certifies that she is a duly elected officer of Company and, on behalf of Company, hereby certifies that she has knowledge of the following matters and that each of the following representations is true, correct and complete as of the Effective Time:

    1. The fair market value of the Acquiror Common Stock and other consideration, if any, received by each Shareholder will, in each instance, be approximately equal to the fair market value of the Company Capital Stock surrendered in exchange therefor.

    2. Following the Merger, Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger and at least ninety percent (90%) of the fair market value of Sub's net assets and at least seventy percent (70%) of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Company to dissenters, amounts paid by Company to stockholders who receive cash or other property, amounts used by Company or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company will be included as assets of Company or Sub, respectively, immediately prior to the Merger.

    3. Taking into account shares of Company Capital Stock exchanged for cash or property other than Acquiror Common Stock in the Merger, any distributions made by Company in connection with the Merger (other than regular, normal dividends), and cash received in lieu of fractional shares of Acquiror Common Stock, holders of the outstanding shares of Company Capital Stock immediately prior to the Effective Time will receive in the Merger in exchange for Company Capital Stock a number of shares of Acquiror Common Stock with a value as of the Effective Time equal to at least fifty percent (50%) of the total value of all shares of Company Capital Stock outstanding immediately prior to the Effective Time. For purposes of this representation, shares of Company Capital Stock held by former holders who receive cash pursuant to the exercise of their rights of appraisal shall be treated as outstanding immediately prior to the Effective Time.

    4. Company and the Shareholders each have paid or will pay its or their respective expenses, if any, incurred in connection with the Merger.

     5. There is no intercorporate indebtedness existing between Company and Acquiror or between Company and Sub that was issued, acquired, or will be settled at a discount.

     6. None of the compensation received, or to be received, by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Capital Stock; none of the shares of Acquiror Common Stock to be received by any shareholder-employees of Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any employees of Company will be for services actually rendered, or to be rendered, and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services; none of the cash paid in connection with the Merger to David E. Polley will be considered a payment for stock of the Company; none of the cash paid to employees of the Company for covenants not to compete will be considered a payment for stock of the Company.

     7. Company is not an investment company. For purposes of the foregoing, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.

     8. The payment of cash to shareholders of Company in lieu of fractional shares of Acquiror Common Stock will not be a separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares, and the total cash that will be paid to Shareholders in lieu of fractional shares of Acquiror Common Stock will represent less than one percent (1%) of the total consideration issued in the Merger.

     9.  The Merger is being undertaken for one or more valid business purposes.

     10. Other than cash paid to former Shareholders who dissent from the Merger and perfect their rights of appraisal, neither Company nor any Company Related Party has redeemed or acquired any Company Capital Stock during the three (3) year period prior to the Merger. A Company Related Party means any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock outstanding is owned directly or indirectly by Company.

     11. During the three (3) year period prior to the Merger, neither Company nor any Company Related Party declared or paid any dividends with respect to the outstanding Company Capital Stock, other than regular, normal dividends.

     12. Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court.

     13. On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     14. At all times during the five-year period ending at the Effective Time, the fair market value of all of Company's United States real property interests was and will have been less than fifty percent (50%) of the fair market value of the total of (a) its United States real property interests, (b) its interests in real property located outside the United States, and (c) its other assets (including without limitation accounts receivable and inventory) used or held for use in a trade or business. For purposes of the preceding sentence, (i) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any domestic corporation (other than a controlled corporation) owning any United States real property interest, (ii) Company is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which Company is a partner or beneficiary, and (iii) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this representation, "controlled corporation" means any corporation at least fifty percent (50%) of the fair market value of the stock of which is owned by Company, in the case of a first-tier subsidiary of Company, or by a controlled corporation, in the case of a lower-tier subsidiary.

     15. At the time of the Merger, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Acquiror's acquisition or retention of control of Company. For purposes of this representation and representation 16, control means ownership of at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the number of shares of each of the other classes of stock.

     16. In the Merger, shares of Company Capital Stock representing control of Company will be exchanged solely for voting Acquiror Common Stock. For purposes of this representation, shares of Company Capital Stock exchanged for cash or other property originating with Acquiror will be treated as outstanding Company Capital Stock on the date of the Merger.

     17. Except with respect to Escrow Shares which continue to be the subject of a dispute, all of the Acquiror Common Stock that may be issued to the Shareholders after the Closing Date will be issued within five (5) years from the Effective Time.

     18. There is a valid business reason for not issuing all the Acquiror Common Stock at the Effective Time.

     19. At least fifty percent (50%) of the total number of shares of Acquiror Common Stock that may be issued in the Merger will be issued at the Effective Time.

     20. The right to receive Acquiror Common Stock after the Closing Date will not be evidenced by a negotiable certificate of any kind and will not be readily marketable.

     21. The issuance of Acquiror Common Stock after the Closing Date will not be triggered by an event the occurrence or nonoccurrence of which is within the sole control of the Shareholders.

     22. The issuance of Acquiror Common Stock after the Closing Date will not be triggered by the payment of additional tax or reduction in tax paid as a result of an Internal Revenue Service audit of Sub, Company, the Shareholders or of Acquiror with respect to the Merger.

     23. The Agreement represents the entire understanding of Company, Sub and Acquiror with respect to the Merger.

         The undersigned acknowledges that this certificate is provided to Alston & Bird LLP in connection with the preparation of an opinion with respect to certain of the federal income tax consequences of the Merger described in the Agreement and that such opinion may not be relied upon if any of the foregoing representations should prove to be inaccurate or incomplete in any material respect.

         IN WITNESS WHEREOF, the undersigned has executed the foregoing certificate as of this __ day of ____, 1998.

                              WORLD CARPETS, INC.


                         BY:  _______________________________

                         TITLE  _______________________________